EXHIBIT 10.1
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
BY AND BETWEEN
NEXUS EQUITY VI, LLC, a California limited liability company, and
LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation
(collectively, “Seller”)
and
SLOUGH ESTATES USA INC., a Delaware corporation
(“Buyer”)

i

Page
13.19 Counterparts	29
13.20 Construction of Agreements	29
13.21 Duty of Confidentiality	29
13.22 Exhibits	30
13.23 Cooperation in Exchange	30
13.24 AGREEMENT WHEN SIGNED	30
EXHIBITS

Exhibit “A”	Legal Description of Land

Exhibit “A-1”	List of Property Documents

Exhibit “B”	Bill of Sale

Exhibit “C”	Intentionally Deleted

Exhibit “D”	Assignment of Warranties and General Intangibles

Exhibit “E”	Access Agreement

Exhibit “F”	Deed

Exhibit “G”	Lease

Exhibit “H”	Agreement for Right to Lease

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
     This PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made and effective as of October 25, 2006 (“Effective Date”), by and between Seller and Buyer and constitutes (i) a contract of purchase and sale between the parties and (ii) escrow instructions to Escrow Agent.
BASIC TERMS
     The following Basic Terms are applied under and governed by the particular Sections in this Agreement addressing the matters below:

1.	Seller:	Nexus Equity VI, LLC, a California limited liability company (“Nexus”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”) (Nexus and Ligand are collectively “Seller”)

2.	Buyer:	Slough Estates USA Inc., a Delaware corporation

3.	Property:	All real property and improvements (including buildings containing approximately 82,500 square feet) known as 10275 Science Center Drive (“Improved Lot”), 10265 Science Center Drive (“Lot 14”), and 10285 Science Center Drive (“Lot 16”), as more fully described in Section 1.2 hereof.

4.	Purchase Price:	Forty-Seven Million Six Hundred Forty-Two Thousand Five Hundred Eighty Dollars ($47,642,580)

	Initial Deposit:	Five Hundred Thousand Dollars ($500,000)

	Additional Deposit:	Five Hundred Thousand Dollars ($500,000)

5.	Due Diligence Period:	Expires upon execution and delivery of this Agreement by Buyer.

6.	Closing Date:	November 9, 2006, subject to extension as set forth in Section 6.1.

7.	Escrow Agent:	Chicago Title Company

8.	Title Company:	Chicago Title Company

9.	Broker:	Burnham Real Estate (Lynn LaChapelle, Robert Prendergast, Brent Jacobs, Greg Visconti and Brian Cooper) for Seller, and Burnham Real Estate (Jed Stirncorb) for Buyer

10.	Addresses for Notices:

	To Seller at its business office:	Nexus Equity VI, LLC, and
Ligand Pharmaceuticals
10275 Science Center Drive
San Diego, CA 92121
Attn: Chief Financial Officer
Telephone No.: (858) 550-7500
Facsimile No.: (858) 550-7506

	With a copy to:	Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101-3391
Attn: Robert D. Buell, Esq.
Telephone No.: (619) 699-2539
Facsimile No.: (619) 645-5337

	To Buyer at its business office:	Slough Estates USA Inc.
400 Oyster Point Boulevard, Suite 409
South San Francisco, CA 94080
Attn: Jonathan M. Bergschneider
Telephone No.: (650) 875-1002
Facsimile No.: (650) 875-1003

	With a copy to:	Bell, Boyd & Lloyd
70 West Madison Street, Suite 3300
Chicago, Illinois 60602-4207
Attn: Andrew Andreasik, Esq.
Telephone No.: (312) 807-4385
Facsimile No.: (312) 827-8042

	If to Escrow Agent to:	Chicago Title Company
701 B Street, Suite 1700
San Diego, CA 92101
Attn: Renee Marshall
Telephone No.: (619) 744-4408
Facsimile No.: (619) 544-6229

ARTICLE 1
AGREEMENT OF PURCHASE AND SALE
     1.1 Agreement for Purchase and Sale. In consideration of Buyer’s payment of the Purchase Price to Seller and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller on the terms and conditions set forth in this Agreement.
     1.2 Property. The Property to be conveyed by Seller pursuant to this Agreement consists of (a) one (1) building containing approximately 82,500 square feet (the “Building”) and the land on which the Building is situated, located at 10275 Science Center Drive, San Diego, California (“Improved Lot”), and (b) two (2) adjacent parcels of land, one located at 10265 Science Center Drive, San Diego, California (“Lot 14”), and one located at 10285 Science Center Drive, San Diego, California (“Lot 16”). Lot 14 and Lot 16 are sometimes collectively referred to herein as the “Vacant Lots.” The legal description of the Improved Lot and the Vacant Lots is more particularly described in Exhibit “A” attached hereto (the “Land”). In addition to the Land, the Property to be conveyed hereunder also includes the following:
          1.2.1 Improvements on the Land. The Building and other improvements currently located on the Land (“Improvements”).
          1.2.2 Fixtures on the Land. All right, title and interest of Seller in and to any equipment, machinery or other property which is affixed to the Improvements so as to constitute fixtures under California law on the date of Closing (“Fixtures”), and with the Land, Improvements and Fixtures collectively referred to in this Agreement as the “Real Property.”
          1.2.3 Personal Property. All right, title and interest of Seller, if any, in and to all tangible personal property now existing and located upon the Real Property as of the date of Closing, if any, to be conveyed pursuant to the Bill of Sale attached to this Agreement as Exhibit “B” (“Bill of Sale”); Buyer and Seller agree that no service contracts in effect as of the date hereof or executed subsequent to the date hereof in accordance with provisions of Section 4.5 below are being assigned to Buyer; and all other intangible property rights described in the Assignment of Warranties and General Intangibles (“General Assignment”) attached to this Agreement as Exhibit “D” (collectively the “Personal Property”). The Real Property and Personal Property are collectively referred to herein as the “Property.”
     1.3 Opening of Escrow. Upon the execution of this Agreement, the parties shall open escrow by delivering three (3) originals of this Agreement to Escrow Agent. No later than one (1) Business Day after receipt of this Agreement, Escrow Agent shall execute the Consent of Escrow Agent attached to this Agreement and return one (1) original to Seller’s counsel and one (1) original to Buyer’s counsel at the address specified in the Basic Terms.
     1.4 Payment of the Purchase Price. The Purchase Price will be paid by Buyer to Seller in accordance with the provisions set forth below.
          1.4.1 Buyer’s Initial Deposit. Prior to the Effective Date and pursuant to that certain letter of intent dated September 21, 2006, between Buyer and Seller (“LOI”), Buyer has already delivered to Escrow Agent the Initial Deposit. The Initial Deposit shall be in immediately available federal funds by wire transfer to Escrow Agent.
          1.4.2 Buyer’s Additional Deposit. Buyer will, not later than one (1) Business Day after Buyer’s delivery of a Notice of Approval under Section 2.1 of this Agreement, deliver Buyer’s Additional Deposit to Escrow Agent in immediately available federal funds by wire transfer. The failure of Buyer to timely deliver the Additional Deposit shall constitute a material default by Buyer under this Agreement. Within one (1) Business Day after Escrow Agent receives the Additional Deposit, Escrow Agent shall release and pay to Seller the Initial Deposit and the Additional Deposit (which shall collectively be the “Deposit”) without the requirement of further instruction from either Buyer or Seller.
          1.4.3 Applicability of Deposit. If Escrow closes for the Property, Buyer’s Deposit shall be applicable to the Purchase Price. Until released to Seller, the Deposit (and any portion thereof held by Escrow Agent) shall be deposited by Escrow Agent in an interest bearing account with a federally insured state or national bank (“Account”) located in California and all interest accrued on the Deposit shall be held in the Account and credited to Buyer at Closing if Buyer acquires the Property.
          1.4.4 Disposition of Buyer’s Deposit Upon Termination of this Agreement. If Buyer disapproves or is deemed to have disapproved of the Property during its Due Diligence Period pursuant to Section 2.1 of this Agreement, Buyer shall be entitled to a refund of Buyer’s Initial Deposit and all interest earned thereon. Upon Buyer’s delivery of a Notice of Approval, Buyer’s Deposit shall be nonrefundable (unless Buyer’s performance is excused hereunder by reason of Seller’s breach, the failure of a condition precedent not within Buyer’s control, or as otherwise set forth herein, in which event the Deposit shall be refunded to Buyer by Escrow Agent or Seller, as the case may be), and shall constitute liquidated damages to Seller pursuant to Section 10.2 of this Agreement if Escrow fails to close due to Buyer’s default. Upon any termination of this Agreement and subject to the payment of liquidated damages as described herein, each party shall be released from any further obligations under this Agreement, except that (i) Buyer shall be required to deliver all originals of any Property Documents back to Seller and to destroy all copies of any Property documents in Buyer’s possession, and (ii) Buyer’s indemnification obligations under Section 2.5 of this Agreement will survive such termination (“Surviving Obligations”).
     1.5 Balance of Purchase Price. Not less than one (1) Business Day before the Closing Date, Buyer shall deposit into Escrow in immediately available federal funds by wire transfer, an amount equal to the Purchase Price, less the amount of the Buyer’s Deposit and as adjusted by the amount of any credits due or any items chargeable to Buyer under this Agreement.
     1.6 Allocation of Purchase Price. The Purchase Price shall be allocated, for transfer tax, title insurance, and other purposes, as follows: Thirty-Eight Million Three Hundred Forty-Two Thousand Five Hundred Eighty Dollars ($38,342,580) for the Improved Lot, Six Million Dollars ($6,000,000) for Lot 14, and Three Million Three Hundred Thousand Dollars ($3,300,000) for Lot 16.

ARTICLE 2
DUE DILIGENCE PERIOD
     2.1 Due Diligence Period. Prior to the execution hereof, Buyer and its agents, employees, representatives, contractors and consultants have entered onto the Property pursuant to and according to the terms, provisions, and conditions of that certain Access Agreement dated September 21, 2006, by and between Seller and Buyer which is attached as Exhibit “F” and incorporated herein by this reference (“Access Agreement”). To the extent there is any conflict between the terms and provisions of the Access Agreement and the terms and provisions of this Agreement, including without limitation the confidentiality provisions, the terms and provisions of this Agreement shall control. By execution hereof, Buyer represents, warrants, and acknowledges to Seller that Buyer is undertaking any and all investigations, inspections, tests and studies which Buyer deems necessary to determine the feasibility of its acquisition of the Property (hereinafter collectively referred to as “Tests and Studies”). Such Tests and Studies include, without limitation, an investigation and review of all matters that Buyer deems relevant to its proposed acquisition of the Property, including, without limitation: (a) the status of title; (b) the physical condition of the Property, including applicable geologic, environmental, physical, mechanical, structural and seismic conditions and all other aspects regarding the condition of the Property, including, without limitation, whether and to what extent the Property complies with applicable building codes and other laws; (c) the economic feasibility of operating the Property; (d) the terms of the Service Contracts; (e) the results of any reports, studies, or survey commissioned by Buyer; (f) the content of the Property Documents (as defined below); (g) the content and force and effect of any warranties; (h) the presence of any Hazardous Materials (as defined below); and (i) all physical, mechanical, structural, seismic and all other issues relating to the Property and Buyer’s decision whether or not to acquire the Property. Prior to expiration of the Due Diligence Period, if Buyer has approved of its investigations, studies and analyses of the Property, Buyer shall deliver to Escrow Agent and Seller written approval of its investigations regarding the Property (“Notice of Approval”), which shall constitute Buyer’s acknowledgment and agreement that Buyer has conducted all investigations regarding the Property and has approved of its investigations, the Property Documents, all other matters relating to the Property, and has elected to purchase the Property, subject to the terms of this Agreement. The failure of Buyer to timely deliver a Notice of Approval, together with Buyer’s Additional Deposit, or notice of disapproval prior to the expiration of the Due Diligence Period will be deemed to be Buyer’s disapproval of its investigations during such Due Diligence Period, and in such case this Agreement shall terminate and each party shall be released from its obligations under this Agreement except the Surviving Obligations. Notwithstanding anything to the contrary in this Agreement, the execution and delivery to each other of this Agreement by Buyer and Seller shall constitute Buyer’s Notice of Approval.
     2.2 Access Agreement. The Access Agreement, as incorporated herein, shall continue in full force and effect except that (i) Subsection (b) of Section 7 of the Access Agreement is hereby deleted in its entirety, and (ii) Subsection (c) of Section 7 is hereby modified by deleting the phrase “October 11, 2006,” and inserting in lieu thereof the phrase “October 25, 2006.”

     2.3 Preliminary Report. No later than three (3) days after the Effective Date, Seller shall cause the Title Company to deliver to Buyer a copy of a preliminary report and copies of any recorded exceptions listed in the preliminary report with respect to the Real Property (collectively “Preliminary Report”). Buyer shall, within ten (10) business days after receipt of the Preliminary Report (“Initial Title Notice Date”), deliver to Seller and Escrow Agent notice of its approval or disapproval of the items set forth in the Preliminary Report (“Title Notice”). The failure of Buyer to deliver a Title Notice on or before the Initial Title Notice Date with respect to the Preliminary Report, or with respect to a Supplemental Report within the earlier of (a) three (3) Business Days after receipt or (b) the Closing Date, shall constitute Buyer’s approval thereof. If Buyer delivers a Title Notice disapproving of any exceptions, Seller may elect to remove, cure or cause the Title Company to affirmatively insure around the disapproved items at or prior to the Close of Escrow by delivering written notice thereof to Buyer within five (5) Business Days after receipt of Buyer’s Title Notice. Notwithstanding the foregoing, Seller will be obligated to cause Title Company to issue a Buyer Title Policy (as defined in Section 3.2.1 below) to Buyer without an exception for any deeds of trust, mortgages, broker’s liens, judgment liens, mechanics’ liens and materialmen’s liens or other liens which can be discharged monetarily. If Seller does not deliver such notice to Buyer, Seller will be deemed to have elected not to cure the disapproved item. If Seller elects not to cure any disapproved items or is deemed to have elected not to cure any disapproved items, Buyer shall elect, within five (5) days after receipt of Seller’s notice of its election not to cure or within five (5) days after Seller’s deemed election not to cure, to waive its prior disapproval or terminate this Agreement, in which case Escrow Agent shall within one (1) Business Day thereafter, return to Buyer, Buyer’s Initial Deposit, including all interest earned thereon and, if deposited, Buyer’s Additional Deposit, including all interest earned thereon. If Seller has elected to cure any disapproved items, but fails to cure such matter on or prior to the scheduled Closing Date, Buyer shall have the right, by providing written notice to Seller and to Escrow Agent within three (3) days after the scheduled Closing Date (and escrow and the Closing Date shall be extended accordingly) to either (i) waive such disapproved items, or (ii) terminate this Agreement, receive a refund of the Buyer’s Deposit and all interest earned thereon and collect from Seller out-of-pocket expenses incurred by Buyer in accordance with Section 10.3 hereof. Buyer agrees that it will take title to the Property subject to the items set forth in the Preliminary Report and any Supplemental Reports which are approved or deemed approved by Buyer pursuant to the terms of this Section, matters referred in the Deed (as defined below), all matters apparent or that would be disclosed by an inspection of all or any portion of the Property, and the items set forth in Section 3.2.1 below (collectively “Permitted Exceptions”).
     2.4 Supplemental Report. Upon any changes to the Preliminary Report, Escrow Agent will deliver to Buyer a Supplemental Preliminary Report setting forth any new items not previously included in the Preliminary Report or deleting any items previously included, together with copies of any recorded exceptions listed therein (“Supplemental Report”). Buyer’s approval of any Supplemental Report shall not be unreasonably withheld. The parties agree that it shall be unreasonable for Buyer to withhold its approval to any item which will not have material adverse impact on Buyer’s ability to use, operate and develop the Property subject to the Supplemental Report item.

     2.5 Property Documents. Pursuant to the Access Agreement, prior to the Effective Date Seller has provided to Buyer copies of documents and information in Seller’s possession relating to the Property, excluding Seller’s internal financial analysis, Seller’s credit analysis and collection plans, materials relating to Seller’s cost to acquire the Property, appraisals of the Property, documents relating to Seller’s financing of the Property, and any documents and communications subject to the attorney/client privilege, as listed on Exhibit “A-1” attached hereto (the “Property Documents”). It is understood by the Parties that neither Seller nor anyone acting for or on behalf of Seller has made or is making any representation or warranty, express or implied, as to the accuracy of any information contained in the Property Documents. The Property Documents delivered by Seller (including any updates or new Property Documents delivered prior to the Close of Escrow) are being made available solely as an accommodation to Buyer and Seller makes no representation or warranty regarding the authenticity, source, accuracy, completeness or thoroughness of the Property Documents. Seller shall have no liability to Buyer for any inaccuracy or omission in such Property Documents. With the exception of any Claims against any of the Seller Parties for fraud or intentional misrepresentation, Buyer waives any claims, actions, causes of action, suits, liens, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including attorneys’ fees (collectively “Claims”) of any nature against Seller and its members, partners, managers, officers, directors, owners, employees or agents (the “Seller Parties”) and any other person or entity, if any information, conclusion, projection, or other statement of any nature contained in any of those materials should prove not to be true, complete or accurate for any reason or in any manner.
     2.6 On-Site Inspections of the Property. Pursuant to the Access Agreement, Buyer shall have the right to enter onto the Property during the Due Diligence Period to conduct its investigations.
ARTICLE 3
CONDITIONS PRECEDENT TO THE CLOSE OF ESCROW
     3.1 Seller’s Conditions Precedent. The following shall constitute conditions precedent to the Close of Escrow for the Property for the benefit of Seller, which conditions must either be satisfied as a condition to Seller’s obligation to sell the Property to Buyer or may be waived by a written waiver executed by Seller and delivered to Buyer and Escrow Agent prior to the Closing Date.
          3.1.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow.
          3.1.2 Covenants. Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to the Close of Escrow.
          3.1.3 Existing Financing. At Closing, Seller shall have repaid or obtained the reconveyance of the deed of trust encumbering title to the Building and Improved Lot, security a loan from Tokai Bank to Nexus.

          3.1.4 Lease. The Lease by and between Buyer, as landlord, and Ligand, as tenant, in the form attached hereto as Exhibit G (“Lease”) shall become effective as of Closing.
          3.1.5 Agreement for Right to Lease. The Agreement for Right to Lease by and between Buyer and Ligand in the form attached hereto as Exhibit H (“Right to Lease”) shall become effective as of Closing.
          3.1.6 Improved Lot Title Policy. Title Company shall be committed to issue an ALTA leasehold policy of title insurance in favor of Ligand, insuring Ligand’s leasehold estate pursuant to the Lease with no monetary encumbrances senior or prior to such leasehold estate, in an amount selected by Ligand (“Improved Lot Title Policy”).
          3.1.7 Lot 14 Title Policy. Title Company shall be committed to issue an ALTA optionee policy of title insurance in favor of Ligand, insuring Ligand’s interest in Lot 14 pursuant to the Right of First Refusal, with no monetary encumbrances senior or prior to such interest, in an amount selected by Ligand (“Lot 14 Title Policy”).
     3.2 Buyer’s Conditions Precedent. The following shall constitute conditions precedent to the Close of Escrow for the Property for the benefit of Buyer, which conditions must either be satisfied as a condition to Buyer’s obligation to purchase the Property from Seller or may be waived by a written waiver executed by Buyer and delivered to Seller and Escrow Agent prior to the Closing Date.
          3.2.1 Conveyance of Title. The Title Company shall be committed to issue a CLTA standard title policy (the “Buyer Title Policy”) in an amount equal to the Purchase Price of the Property, showing Buyer taking title to the Property subject to: (a) all county and city taxes, assessments, special taxes and bonds which are a lien not yet delinquent, (b) Permitted Exceptions; (c) the Lease as to the Improved Lot; (d) the Right of First Refusal as to Lot 14; and (e) title exceptions caused by the acts or omissions of Buyer. If Buyer requests an ALTA extended title policy, Buyer will be solely responsible to provide an ALTA survey, if necessary. In no event will obtaining a survey or such extended policy be a condition to Closing or extend or delay the Closing. After the expiration of Buyer’s Due Diligence Period, Buyer shall not have the right to terminate this Agreement as a result of any items appearing in any ALTA survey or inspection or any new item appearing in a Supplemental Report as a result of the ALTA survey or inspection, unless caused by Seller or any Seller Party.
          3.2.2 Seller’s Due Performance. All of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Effective Date and the Close of Escrow.
          3.2.3 Covenants. Seller shall have performed and satisfied all agreements and covenants required hereby to be performed by Seller prior to the Close of Escrow.
     3.3 Failure of Conditions Precedent in Favor of Buyer. In addition to Buyer’s rights under Section 10.3 below with respect to a default by Seller, if any of the foregoing conditions precedent are neither satisfied nor waived by Buyer by the Closing Date, Buyer may terminate the Escrow and this Agreement by giving a written notice of termination to Seller and

Escrow Agent, and the Deposit, and all interest earned thereon, shall be immediately returned to Buyer. Upon the Close of Escrow, the foregoing conditions precedent shall be deemed satisfied or waived.
ARTICLE 4
COVENANTS AND AGREEMENTS
     4.1 Delivery of Property Documents. If Escrow fails to close for any reason, Buyer shall deliver all originals of the Property Documents to Seller within three (3) days of the scheduled Closing and destroy all copies of the Property Documents in Buyer’s possession.
     4.2 Property Service Contracts. Buyer agrees and acknowledges that the Property is currently subject to the certain Service Contracts as identified on Schedule 2 of Exhibit C which will, if requested by Buyer, be assigned and transferred to Buyer and assumed by Buyer as described in and pursuant to the provisions of Exhibit “C”. Any Service Contracts not desired to be assumed by Buyer shall be terminated by Seller prior to the Close of Escrow provided Buyer provides Seller written notice of such election prior to the end of the Due Diligence Period.
     4.3 Reimbursement. Should Buyer, either prior to or subsequent to the Close of Escrow, receive any credit, rebate, reimbursement or reduction in amounts otherwise payable by Buyer as a result of any fees, deposits or charges previously paid by Seller or as a result of any work performed or obligation assumed by Seller or any deposits made by Seller to any governmental agency, such amounts shall be due and payable by Buyer to Seller within ten (10) days after receipt of such amounts by Buyer. If any such amounts due under this Section are not paid to Buyer, Buyer covenants and agrees that it will cooperate (at no cost or liability to Buyer) with Seller and complete any applications and an assignment of rights to receive credits required in order for Seller to obtain reimbursement of such amounts. The rights and obligations set forth in this Section shall be mutual and shall be deemed to run in favor of Buyer in the event Seller should receive any credit, rebate, reimbursement or reduction in amounts otherwise payable by Seller. All credits, rebates, reimbursements, fees or other amounts described in this Section shall be collectively referred to as the “Reimbursable Fees.”
     4.4 Natural Hazards Disclosures. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Buyer acknowledges that prior to the Effective Date, Seller has provided to Buyer a Natural Hazard Disclosure Statement (“Disclosure Statement”). Buyer acknowledges that Seller retained the services of the Title Company or its affiliate to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”), which Report was delivered to Buyer along with the Disclosure Statement. Buyer acknowledges that the Report will fully and completely discharge Seller from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply. Buyer acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Close of Escrow and that unless Seller receives information concerning a change to the matters set forth in the Disclosure Statement, Seller has no obligation to update, modify, or supplement the Disclosure Statement or Report.
     4.5 Operations. Seller shall continue to operate the Project in materially the same manner as it has prior to the Effective Date. After the Effective Date, Seller shall not enter into any binding occupancy agreements or Service Contracts without Buyer’s prior written consent, which consent may be given or withheld in Buyer’s sole and absolute discretion.
ARTICLE 5
AS-IS PURCHASE AND REPRESENTATIONS AND WARRANTIES
     5.1 Survival of Disclaimers and Indemnity. The provisions of this Article 5 shall survive Close of Escrow or any termination of this Agreement and shall not be merged with the Deed or any other closing documents.
     5.2 Buyer’s Independent Investigations Regarding Property. Buyer, by its execution of this Agreement, acknowledges that it has made or will make its own independent investigations as deemed necessary or appropriate concerning the ownership, use, condition, development or suitability of the Property, including, without limitation, any desired investigation or analysis of present or future laws, statutes, rules, regulations, ordinances, limitations, restrictions or requirements concerning the use, density, location or suitability of the Property, the condition of the Property and the Improvements, the status of the land use approvals for the Property, any income to be derived from the Property, the presence or absence of Hazardous Materials on, within and adjacent to the Property, the location of the Property within any Natural Hazard Areas, the economic value of the Property, the adequacy of access to the Property, water, sewage and utilities servicing the Property, the presence or adequacy of infrastructure near or concerning the Land, any surface soil, subsoil, geologic or groundwater conditions or other physical conditions affecting the Property and the status of any existing, pending or future entitlements and/or the necessity or existence of any fees, dedications, charges or costs or future regulations relating to the Property or whether any approvals or permits may be required or granted, compliance of the Property or its operation with any law, ordinance, rule, regulation or any other matter relating to the Property (collectively with the matters described in Section 5.4 below, the “Property Conditions”).
     5.3 Hazardous Materials. Certain California and federal laws, including the Comprehensive Environmental Response Compensation & Liability Act of 1980 (“CERCLA”), 42 U.S.C. Section 9601 et seq., and California Health & Safety Code Section 25359.7, require sellers of certain real estate to disclose the existence of Hazardous Materials located on or beneath the property being transferred. To satisfy such obligations under any and all applicable laws, ordinances, rules and regulations, Seller, on behalf of itself and the Seller Parties has provided to Buyer the Disclosure Statement. Subject to Seller’s representations and warranties in this Agreement, Buyer acknowledges and agrees (i) that Seller has not made any representations or warranties regarding the Property Documents or the Disclosure Statement, and (ii) that Seller shall have no liability for any of the soil, environmental or structural conditions or any other conditions or matters described in any Property Documents or the Disclosure Statement, or otherwise. Seller agrees that Buyer shall have the right to retain its own consultants and experts to conduct its own inspections and examinations of the Property and all matters relating to the Property pursuant to the Access Agreement. By its execution of this Agreement, subject to Seller’s representations and warranties in this Agreement, Buyer (1) acknowledges its receipt of the Disclosure Statement given pursuant to Section 25359.7 of the California Health and Safety Code and that it is aware of the benefits conferred to Buyer by Section 1542 of the California Civil Code and the risks it assumes by any waiver of its benefits thereunder; (2) is fully aware of or prior to the expiration of the Due Diligence Period will be fully aware of the matters described in the Property Documents; and (3) after receiving advice of its legal counsel, waives any and all rights or remedies whatsoever, express or implied, Buyer may have against Seller, including remedies for actual damages under Section 25359.7 of the California Health and Safety Code, arising out of or resulting from any unknown, unforeseen or unanticipated presence or releases of Hazardous Substances or other Hazardous Substances from or on the Property. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.3 shall limit, waive, amend, modify or negate any obligation or liability of Ligand or any other Seller Party pursuant to the Lease, which Lease provisions are intended to be a narrow exception to the provisions of this Agreement. The provisions of this paragraph shall survive the Close of Escrow and shall not be merged with the Deed.
     5.4 AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, AND SUBJECT TO THE SPECIFIC TERMS OF THE LEASE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) THE VALUE OF ALL OR PART OF THE PROPERTY; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SPECIFIC TERMS AND PROVISIONS OF ANY OCCUPANCY AGREEMENTS; (IV) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (VI) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VII) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VIII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (IX) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (X) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT,

THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (XI) THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XII) THE CONTENT, COMPLETENESS, OR ACCURACY OF THE PROPERTY DOCUMENTS; (XIII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIV) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XV) DEFICIENCY OF ANY UNDERSHORING; (XVI) DEFICIENCY OF ANY DRAINAGE; (XVII) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVIII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XIX) WITH RESPECT TO ANY OTHER MATTER OTHER THAN AS SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING IN THIS SECTION 5.4 SHALL LIMIT, WAIVE, AMEND, MODIFY OR NEGATE ANY OBLIGATION OR LIABILITY OF LIGAND OR ANY OTHER SELLER PARTY PURSUANT TO THE LEASE, WHICH LEASE PROVISIONS ARE INTENDED TO BE A NARROW EXCEPTION TO THE PROVISIONS OF THIS AGREEMENT.
     5.5 BUYER’S WAIVER AND RELEASE. AS PART OF BUYER’S AGREEMENT TO PURCHASE AND ACCEPT THE PROPERTY “AS-IS WHERE-IS,” AND NOT AS A LIMITATION ON SUCH AGREEMENT, BUT SUBJECT TO BUYER’S RIGHT TO RELY ON SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, AND SUBJECT TO THE SPECIFIC TERMS OF THE LEASE, BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS BUYER MIGHT HAVE REGARDING ANY FORM OF WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR TYPE, RELATING TO THE PROPERTY, THE PROPERTY CONDITIONS, OR ANY OF THE MATTERS REFERRED TO IN SECTION 5.4 ABOVE. SUCH WAIVER IS ABSOLUTE, COMPLETE, TOTAL AND UNLIMITED IN ANY WAY. SUCH WAIVER INCLUDES, BUT IS NOT LIMITED TO, A WAIVER OF EXPRESS WARRANTIES, IMPLIED WARRANTIES, WARRANTIES OF FITNESS FOR A PARTICULAR USE, WARRANTIES OF MERCHANTABILITY, WARRANTIES OF HABITABILITY, STRICT LIABILITY RIGHTS, AND CLAIMS, LIABILITIES, DEMANDS OR CAUSES OF ACTION OF EVERY KIND AND TYPE, WHETHER STATUTORY, CONTRACTUAL OR UNDER TORT PRINCIPLES, AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, CLAIMS REGARDING DEFECTS WHICH MIGHT HAVE BEEN DISCOVERABLE, CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT DISCOVERABLE, PRODUCT LIABILITY CLAIMS, PRODUCT LIABILITY TYPE CLAIMS, ALL OTHER EXTANT OR LATER CREATED OR CONCEIVED OF STRICT LIABILITY OR STRICT LIABILITY TYPE

CLAIMS AND RIGHTS, AND ANY CLAIMS UNDER CERCLA. EFFECTIVE UPON THE CLOSING DATE, AND TO THE FULLEST EXTENT PERMITTED BY LAW, BUT SUBJECT TO BUYER’S RIGHT TO RELY ON SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, BUYER HEREBY RELEASES, DISCHARGES AND FOREVER ACQUITS EACH SELLER AND EACH OF THE SELLER PARTIES AND THE SUCCESSOR OF EACH AND EVERY ONE OF THEM FROM ALL DEMANDS, CLAIMS, LIABILITIES, OBLIGATIONS, COSTS AND EXPENSES WHICH BUYER MAY SUFFER OR INCUR RELATING TO THE PROPERTY, THE PROPERTY CONDITIONS OR ANY OTHER ASPECT OF THE PROPERTY. AS PART OF THE PROVISIONS OF THIS SECTION, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:
     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

/s/ JMB /s/ ML
BUYER’S INITIALS
     IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS SECTION. THE PROVISIONS OF THIS SECTION ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING IN THIS SECTION 5.5 SHALL LIMIT, WAIVE, AMEND, MODIFY OR NEGATE ANY OBLIGATION OR LIABILITY OF LIGAND OR ANY OTHER SELLER PARTY PURSUANT TO THE LEASE, WHICH LEASE

PROVISIONS ARE INTENDED TO BE A NARROW EXCEPTION TO THE PROVISIONS OF THIS AGREEMENT.
     5.6 LIMITATION OF LIABILITY. BUYER ACKNOWLEDGES AND AGREES THAT NEITHER BUYER NOR ITS SUCCESSORS OR ASSIGNS SHALL HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE SELLER PARTIES OR ANY PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AND/OR ANY OF THE SELLER PARTIES WITH RESPECT TO THE MATTERS WAIVED AND RELEASED UNDER THIS SECTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING IN THIS SECTION 5.6 SHALL LIMIT, WAIVE, AMEND, MODIFY OR NEGATE ANY OBLIGATION OR LIABILITY OF LIGAND OR ANY OTHER SELLER PARTY PURSUANT TO THE LEASE, WHICH LEASE PROVISIONS ARE INTENDED TO BE A NARROW EXCEPTION TO THE PROVISIONS OF THIS AGREEMENT.
     SELLER HAS GIVEN BUYER CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS SECTION. THE TERMS AND PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS AGREEMENT FOR ANY REASON. SELLER AND BUYER HAVE EACH INITIALED THIS SECTION TO FURTHER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF.

/s/ PVM /s/ WRB	/s/ JMB /s/ ML
SELLER’S INITIALS	BUYER’S INITIALS
     5.7 Post-Closing Indemnity by Buyer. Except as specifically set forth in the Lease, Buyer agrees to indemnify, defend and hold Seller, the Seller Parties, and Seller’s members, managers, shareholders, officers, directors, partners, agents, employees, affiliates, heirs, successors and assigns (collectively, “Seller’s Indemnified Parties”) harmless from and against any and all liabilities, liens, claims, damages, costs, expenses, suits, actions or judgments paid or incurred by any of Seller’s Indemnified Parties and all expenses related thereto, including, without limitation, court costs and attorneys’ fees arising out of or in any way connected or related to (i) the ownership, maintenance, or operation of the Property and arising from events or conditions that occur after the Closing, or (ii) the breach of any representation, warranty or covenant of Buyer contained in this Agreement. The indemnities set forth in this Section shall survive Closing without limitation.
     5.8 Buyer’s Authority. Buyer warrants and represents that it is duly organized and a validly existing corporation formed under the laws of the State of Delaware and as of the Close of Escrow will be duly qualified to transact business in the State of California. The entry by Buyer into the transaction contemplated by this Agreement and the performance by Buyer of all of its obligations in connection herewith have been duly and validly authorized by all necessary action(s), are in accordance with applicable laws and are not in violation of Buyer’s organizational documents. This Agreement and all additional documents delivered in connection with this Agreement have been duly and validly executed and delivered to Seller and constitute the legal, valid and binding obligations of Buyer.

     5.9 Representations and Warranties of Seller. In consideration of Buyer entering into this Agreement, Seller makes the representations and warranties set forth below. Each such representation and warranty shall be true and correct on the Effective Date only. Seller will notify Buyer if Seller has actual knowledge prior to the Close of Escrow that any of the representations and warranties set forth in this Section are not true and correct in any material respect and Seller shall have the right to take the actions necessary to make such representation materially true and correct or may elect not to take such actions and in such case Buyer may elect (a) to terminate this Agreement and receive, as Buyer’s sole and exclusive remedy, a refund of Buyer’s Deposit and Buyer’s out of pocket expenses as set forth in Section 10.3 hereof, or (b) proceed to Close of Escrow, without exercising the right of termination set forth above and, in such case, each representation or warranty shall be deemed automatically amended to conform with the matters contained in Seller’s notice as of the Closing and Seller shall have no liability whatsoever for such previously inaccurate representation or warranty. The representations and warranties of Seller contained in this Section shall survive the Close of Escrow only for a period of twelve (12) months (“Survival Period”), and (i) if Buyer does not deliver written notice to Seller setting forth a specific and detailed description of any alleged breach of such representations and warranties within the Survival Period, and (ii) if Buyer does not commence an action against Seller for breach of the representations and warranties specified in such written notice within six (6) months after the Survival Period, Buyer shall be deemed to have waived any Claims relating to the representations and warranties set forth in this Section. Subject to the specific terms of the Lease, Seller’s total liability in the aggregate for all Claims shall not exceed Five Hundred Thousand Dollars ($500,000) and Seller shall not be liable for any Claims unless and until such Claims in the aggregate, exceed Ten Thousand Dollars ($10,000) (and then shall be liable from the first dollar of such Claims). The term “actual knowledge” or any similar term shall mean the actual knowledge, without duty of inquiry or investigation, of Mr. Paul Maier, in his capacity as Chief Financial Officer and an employee of Ligand, and not in his individual capacity. For the purposes hereof, Buyer shall be deemed to have knowledge of any fact or circumstance expressly set forth in the Property Documents delivered to Buyer prior to the end of the Due Diligence Period and in any environmental assessment or other report, study, analysis or investigation received by Buyer, and the representations and warranties herein contained shall be deemed automatically modified to the extent information contained in any Property Documents delivered to Buyer prior to the end of the Due Diligence Period, or in any environmental assessment or other report, study, investigation or analysis received by Buyer prior to Close of Escrow, is inconsistent with the matters covered herein.
     5.9.1 Seller’s Authority. Seller warrants and represents that (i) Nexus is a duly organized and validly existing limited liability company formed under the laws of the State of California, and (ii) Ligand is a duly organized and validly existing corporation under the laws of the State of Delaware, and each of Nexus and Ligand is qualified to transact business in the State of California. The entry by Seller into the transaction contemplated by this Agreement and the performance by Seller of all of its obligations in connection herewith have been duly and validly authorized by all necessary action(s), are in accordance with applicable law and are not in violation of Seller’s organizational documents. This Agreement and all additional documents delivered in connection with this Agreement have been duly and validly executed and delivered to Buyer and constitute the legal, valid and binding obligations of Seller.

          5.9.2 No Litigation. Seller has no actual knowledge of, and to Seller’s actual knowledge, Seller has not received any notice of, any actual or pending or threatened litigation being filed against Seller or the Property which would materially adversely affect Seller’s ability to perform its obligations hereunder.
          5.9.3 Governmental Actions. Seller has not received written notice that Seller is in violation of any permits or approvals from a governmental authority relating to the Property. Seller has not received written notice of any pending special assessments, condemnation proceedings, change in zoning or roadway, or water or sewer construction affecting any portion of the Property. Seller has not received written notice of violation of any restrictive covenants, governmental requirements, zoning laws or deed restrictions relating to the Property.
          5.9.4 Foreign Person or Entity. Seller is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder. At Closing, Seller shall deliver to Buyer certificates of nonforeign status and of California residency/permanent place of business status (or substantially equivalent certificates) in form required by the Income Tax Regulations and the California Revenue and Taxation Code and reasonably acceptable to Buyer. In the event Seller does not deliver such certificate to Buyer at Close of Escrow or shall not otherwise sufficiently evidence Seller’s exemption from withholding requirements, Buyer may withhold the required portion of the purchase price and submit such withholding to the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code and may withhold any required additional portion of the purchase price and submit that withholding to the California Franchise Tax Board pursuant to California Revenue and Taxation Code Sections 18805 and 26131.
ARTICLE 6
THE CLOSING
     6.1 Closing Date. The Close of Escrow shall occur on or before the Closing Date; provided, however, Seller may extend the Closing Date for up to fifteen (15) days by delivering written notice to Buyer at least five business (5) days prior the originally scheduled Closing Date. Upon Seller delivering such notice, the term “Closing Date” shall mean the extended date. Notwithstanding the foregoing, if the Closing Date is scheduled for Monday, November 27, 2006, the Parties agree to extend such Closing Date to Tuesday, November 28, 2006, due to the Thanksgiving weekend.
     6.2 Deliveries to Escrow Agent.
          6.2.1 Buyer’s Deliveries. Unless an earlier date for delivery is required under the terms of this Agreement, Buyer shall, on or before the Closing Date, deliver to Escrow Agent each of the following items:
               (a) Purchase Price. Cash in an amount equal to the balance of the Purchase Price;

               (b) General Assignment. Three (3) originals of the General Assignment in the form attached hereto as Exhibit “B”, executed in counterpart by Buyer;
               (c) Lease. Three (3) originals of the Lease, executed in counterpart by Buyer;
               (d) Memorandum of Lease. One (1) original of the Memorandum of Lease, attached as part of the Lease, executed in counterpart by Buyer;
               (e) Right to Lease. Three (3) originals of the Right to Lease, executed in counterpart by Buyer;
               (f) Memorandum of Agreement for Right to Lease. One (1) original of the Memorandum of Agreement for Right to Lease, attached as part of the Right to Lease, executed in counterpart by Buyer;
               (g) Prorations, Fees and Costs. The amounts, if any, required of Buyer under Article 7 of this Agreement and any other amounts required to be paid by Buyer prior to or on the Close of Escrow under this Agreement;
               (h) Authorization and Other Documents. Instruments acceptable to the Title Company reflecting the proper power, good standing and authorization for the acquisition of the Property by Buyer and such affidavits of Buyer or other documents as may be reasonably required by the Escrow Agent or the Title Company in order to effect the Close of Escrow and issue the Buyer Title Policy, the Improved Lot Title Policy, and the Lot 14 Title Policy; and
               (i) Documents. Counterparts of any other documents required to be executed under the terms of this Agreement, including written approval of the final closing statement and instructions to Escrow Agent to close the Escrow.
          6.2.2 Seller’s Deliveries. Unless an earlier date for delivery is required under the terms of this Agreement, Seller shall, at least one (1) Business Day prior to the Closing Date, deliver to Escrow Agent each of the following items:
               (a) Deed. The Deeds in the form of Exhibit “F” attached hereto, executed by Seller;
               (b) Certificate of Non-Foreign Status. A Certificate of Non-Foreign Status as to Seller, certifying Seller is a non-foreign person, and a completed California Resident Affidavit;
               (c) Bill of Sale. A bill of sale conveying the Personal Property to Buyer in the form attached hereto as Exhibit “B”;
               (d) General Assignment. Three (3) originals of the General Assignment, executed in counterpart by Seller;

               (e) Lease. Three (3) originals of the Lease executed in counterpart by Ligand;
               (f) Memorandum of Lease. One (1) original of the Memorandum of Lease, attached as part of the Lease, executed in counterpart by Ligand;
               (g) Right to Lease. Three (3) originals of the Right to Lease, executed in counterpart by Ligand;
               (h) Memorandum of Agreement for Right to Lease. One (1) original of the Memorandum of Agreement for Right to Lease, attached as part of the Right to Lease, executed in counterpart by Ligand;
               (i) Vendor Notice Letters. One (1) original of a letter in the form reasonably prescribed by Buyer, executed by Seller addressed to vendor under each of the Service Contracts informing such vendor of the sale of the Property and the assignment to Buyer of Seller’s interest under the applicable service contract; and
               (j) Documents. Executed counterparts of any other documents required to be executed under the terms of this Agreement, including written approval of the Final Closing Statement and instructions to Escrow Agent to close the Escrow, and any and all documents the Title Company requires to be executed by Seller to ensure issuance of the Buyer Title Policy, the Improved Lot Title Policy, and the Lot 14 Title Policy.
     6.3 Dating Documents. Escrow Agent shall date any of the documents deposited into Escrow under Sections 6.2.1 and 6.2.2 above as of the date of the Close of Escrow.
     6.4 Close of Escrow. Escrow Agent shall close the Escrow on or before the Closing Date, as the same may be extended pursuant hereto, by (i) filing for record the Deed, the Memorandum of Lease and the Memorandum of Right of First Refusal, and such other documents as may be necessary to procure the Buyer Title Policy, the Improved Lot Title Policy, and the Lot 14 Title Policy, and (ii) delivering funds and documents as set forth in Article 8 WHEN AND ONLY WHEN each of the conditions set forth below has been satisfied.
          6.4.1 Funds and Instruments. All funds and instruments required under Sections 6.2.1 and 6.2.2 have been delivered to Escrow Agent.
          6.4.2 Satisfaction of Conditions Precedent. Each of the conditions precedent set forth in Article 3 has been, or upon such Close of Escrow shall be, satisfied as provided for in Article 3.
     6.5 Recordation. Escrow Agent shall record the Deed (with documentary transfer tax, if any, to be shown by a separate, unrecorded affidavit), the Memorandum of Lease, the Memorandum of Right of First Refusal, and any other documents which the parties may mutually direct to be recorded in the Office of the County Recorder for the County.

ARTICLE 7
PRORATION, FEES AND COSTS
     7.1 Prorations. The following items shall be prorated between Seller and Buyer at the Close of Escrow by increasing or decreasing, as the case may be, the funds to be delivered by Buyer at the Close of Escrow.
          7.1.1 Taxes and Assessments. Real property taxes, assessments and personal property taxes with respect to the Property shall be prorated based upon the latest available tax information such that Seller shall be responsible for all such taxes and assessments levied against the Property to and including the day prior to the Close of Escrow, and Buyer shall be responsible for all such taxes and assessments levied against the Property on and after the Close of Escrow. Any real property taxes and assessments arising out of the sale of the Property to Buyer or Buyer’s assignee or a subsequent sale or change in ownership thereafter, and/or arising out of any construction pertaining to the Property following the Close of Escrow, shall, subject to the terms of the Lease, be paid by Buyer when assessed. Seller represents that it has paid or will pay, if bills relating to supplemental taxes have not yet been received, all supplemental real property taxes and assessments resulting from its purchase of the Property due and payable for any period prior to the Closing Date and this obligation of Seller will survive the Closing Date. Notwithstanding the foregoing, to the extent any such taxes and assessments on the Improved Lot are payable by Ligand pursuant to the Lease, there shall be no proration of such items at the Close of Escrow, and Ligand shall be responsible for the payment of the same after the Close of Escrow.
          7.1.2 Utilities and Other Expenses. Seller shall notify all water, gas, electric and other utility companies servicing the Property (collectively “Utility Companies”) of the sale of the Property to Buyer but shall request that all Utility Companies continue to send all utility bills to Ligand.
          7.1.3 Service Contracts and Other Expenses and Revenues. Escrow Agent shall prorate the periodic charges under the Service Contracts assumed by Buyer and any other periodic Property expenses and revenues that are not the responsibility of Ligand under the Lease.
     7.2 Actual Days of Month. All proration shall be made as of 11:59 p.m. on the date preceding the date of Close of Escrow on the basis of the actual days of the month in which the Close of Escrow occurs.
     7.3 Seller’s Fees and Costs. Seller will pay (i) Documentary Transfer Tax in the amount Escrow Agent determines to be required by law, (ii) the fee for the Buyer Title Policy, including without limitation the cost for an ALTA extended title policy, (iii) one-half of Escrow Agent’s escrow fee, (iv) the fees for recording the Deed(s), and (v) usual Seller’s document-drafting and recording charges.
     7.4 Buyer’s Fees and Costs. Buyer will pay (i) one-half of Escrow Agent’s escrow fee; (ii) the fee for the Improved Lot Title Policy; (iii) the fee for Lot 14 Title Policy, (iv) the

fees for recording the Memorandum of Lease and the Memorandum of Right of First Refusal; (v) usual Buyer’s document-drafting and recording charges, (vi) the fee for any ALTA survey obtained by Buyer; and (vii) any fee for any endorsements requested by Buyer.
     7.5 Other Fees and Costs. All other fees and costs of Escrow or any other item to be prorated shall be paid by the parties or prorated as is customary in the County.
     7.6 Final Closing Statement. Escrow Agent shall have prepared for Buyer a final Buyer closing statement and for Seller a final Seller closing statement (each “Final Closing Statement”) which shall have been approved by Buyer and Seller, respectively, prior to the Close of Escrow.
ARTICLE 8
DISTRIBUTION OF FUNDS AND DOCUMENTS
     8.1 Recorded Documents. Escrow Agent will cause the County Recorder of the County to mail Seller’s Deed, the Memorandum of Lease, and the Memorandum of Right of First Refusal (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.
     8.2 Other Documents. No later than two (2) Business Days after the Close of Escrow, Escrow Agent shall combine any original counterparts of a document into fully executed originals and deliver (i) to Buyer’s counsel, the original Certificate of Non-Foreign Status and the California Resident Affidavit and the original Buyer Title Policy, when available; (ii) to Ligand, the Improved Lot Title Policy and the Lot 14 Title Policy; and (iii) to Seller’s and Buyer’s counsel, originals (or if applicable copies) of any other nonrecorded document deposited into Escrow at any time during the Escrow and to each party conformed copies of all recorded documents.
     8.3 Payment of Funds at Closing. Escrow Agent will, at the Close of Escrow, wire (i) to Seller’s account, in accordance with instructions of Seller, the Seller funds as indicated on the Final Closing Statement and (ii) to Buyer, any excess funds theretofore delivered to Escrow Agent by Buyer as indicated on the Final Closing Statement.
ARTICLE 9
ASSIGNMENT BY BUYER
     Buyer may not, voluntarily or by operation of law, assign or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of Seller, which consent may be given or withheld in Seller’s sole and absolute discretion. If such consent is received, any assignee shall assume all obligations imposed on Buyer as if the assignee were the original Buyer named in this Agreement; provided that no such assignment shall release Buyer from liability hereunder. Any attempted assignment made in violation of this provision shall be null and void. Notwithstanding the foregoing, Buyer shall have the right, without Seller’s prior written consent, to assign this Agreement to (a) any entity that is wholly-owned by

Buyer, or (b) any qualified exchange intermediary utilized by Buyer to effectuate a 1031 tax deferred exchange pursuant to Section 13.23 hereof.
ARTICLE 10
DEFAULT
     10.1 Breach by Buyer. If Buyer fails to complete the acquisition of the Property on the Closing Date by reason of any default by Buyer which is not cured before the expiration of all applicable notice and cure periods, and Seller shall not be in breach or default of this Agreement, Seller shall be entitled to terminate this Agreement by written notice to Buyer, in which event Seller shall be entitled to retain any and all of the Buyer’s Deposit held by Escrow Agent as liquidated damages pursuant to the provisions set forth below, and this Agreement shall terminate. Notwithstanding any such termination, Seller shall have the continuing right to enforce any Surviving Obligations provided for in this Agreement. Notwithstanding anything to the contrary contained herein, Buyer shall not be in default under this Agreement unless Buyer shall receive written notice thereof from Seller and shall fail to cure said default within ten (10) days after Buyer’s receipt of said notice; provided that in the event any notice of default is delivered to Buyer, the Closing Date shall be extended to the extent necessary to accommodate the cure period set forth above. Notwithstanding any provision in this Agreement to the contrary, Seller shall not be required to deliver to Buyer a notice of default for Buyer’s failure to timely deliver any payment to Seller or Escrow Agent pursuant to this Agreement, and Buyer shall not have any cure period for any such failure.
     10.2 LIQUIDATED DAMAGES. IF ESCROW FAILS TO CLOSE DUE TO A BUYER DEFAULT WHICH IS NOT CURED PRIOR TO THE EXPIRATION OF ALL APPLICABLE NOTICE AND CURE PERIODS (SUCH BUYER DEFAULT TO INCLUDE, BUT NOT LIMITED TO, BUYER’S FAILURE TO TIMELY FUND THE PURCHASE PRICE AND ACQUIRE THE PROPERTY SUBSEQUENT TO BUYER PROVIDING A NOTICE OF APPROVAL), SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS: (A) THE DAMAGES TO WHICH SELLER WOULD BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS AGREEMENT; (B) PROOF OF THE AMOUNT OF SUCH DAMAGES WILL BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND (C) IT IS IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS MADE WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSE OF ESCROW. FURTHERMORE, BUYER ACKNOWLEDGES SELLER HAD OTHER OPPORTUNITIES TO SELL THE PROPERTY AND RELIED UPON THE REPRESENTATIONS OF BUYER THAT IT WOULD PERFORM AND PURCHASE THE PROPERTY FROM SELLER. BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT. BUYER AND SELLER WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF

SELLER FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.
     THEREFORE, THE SUM REPRESENTED BY THE BUYER’S DEPOSIT SHALL NOT BE DEEMED OR INTENDED TO BE A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER’S DAMAGES UNDER THE PROVISIONS OF SECTION 1671 OF THE CALIFORNIA CIVIL CODE AND, EXCEPT AS PROVIDED BELOW, SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW RESULTING FROM ANY REASONS SHALL BE LIMITED TO SUCH AMOUNT, PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT, IN NO EVENT, SHALL THIS LIQUIDATED DAMAGES PROVISION APPLY TO ANY BREACH OF BUYER’S INDEMNIFICATION OBLIGATIONS UNDER THE ACCESS AGREEMENT AND SECTION 2.5 OF THIS AGREEMENT; PROVIDED FURTHER THAT IN NO EVENT SHALL SELLER BE ENTITLED TO RECEIVE OR RECOVER FROM BUYER ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY OR INDIRECT DAMAGES, OR LOST PROFITS. BUYER HAS REVIEWED THE EFFECT OF THIS PROVISION WITH LEGAL COUNSEL AND HAS AGREED THAT SUCH DAMAGES ARE A REASONABLE AND FAIR ESTIMATE OF THE DAMAGES SELLER WILL SUSTAIN. BY INITIALING THIS PROVISIONS IN THE SPACES BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION.

/s/ PVM /s/ WRB	/s/ JMB /s/ ML
SELLER’S INITIALS	BUYER’S INITIALS
     10.3 BREACH BY SELLER. IF SELLER DEFAULTS IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT, AND THE CLOSING OF THE SALE OF THE PROPERTY FAILS TO OCCUR BY REASON THEREOF, AND SELLER FAILS TO CURE THE DEFAULT WITHIN TEN (10) DAYS AFTER RECEIPT OF WRITTEN NOTICE THEREOF FROM BUYER, BUYER’S SOLE REMEDY SHALL BE EITHER: (A) TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE DELIVERED TO SELLER AND ESCROW AGENT AND TO RECOVER THE DEPOSIT AND BUYER’S ACTUAL OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH ITS EVALUATION OF THE PROPERTY UP TO A MAXIMUM OF SEVENTY-FIVE THOUSAND DOLLARS ($75,000); OR (B) TO ENFORCE SPECIFIC PERFORMANCE (INCLUDING A LIS PENDENS AGAINST THE PROPERTY) OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT, SO LONG AS BUYER (I) IS READY, WILLING, AND ABLE TO PERFORM; AND (II) IS NOT IN MATERIAL DEFAULT OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT EACH OF THE FOREGOING CONDITIONS IS IN EVERY DETAIL MATERIAL TO SELLER, AND THEREFORE, IF BUYER FAILS TO SATISFY ANY ONE OF SUCH CONDITIONS, SELLER SHALL BE ENTITLED TO AN IMMEDIATE DISMISSAL OF ANY SUCH ACTION AND AN IMMEDIATE EXPUNGEMENT OF ANY LIS PENDENS. BUYER SHALL NOT HAVE THE RIGHT TO RECOVER DAMAGES OF ANY KIND OR TO OBTAIN OTHER EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, ANY

EQUITABLE ADJUSTMENT TO THE TERMS OF THE SALE OF THE PROPERTY, IN CONNECTION WITH ANY SUCCESSFUL ACTION FOR SPECIFIC PERFORMANCE. EXCEPT TO THE EXTENT PERMITTED ABOVE, BUYER SHALL NOT (X) PREPARE, FILE OR RECORD A LIS PENDENS AGAINST THE PROPERTY; OR (Y) BE ENTITLED TO THE AWARD OF ANY DAMAGES. BUYER ACKNOWLEDGES THAT A MATERIAL INDUCEMENT TO SELLER’S DECISION TO SELL THE PROPERTY TO BUYER IS THE AGREEMENT OF BUYER NOT TO IMPEDE OR INTERFERE WITH A SUBSEQUENT SALE OF THE PROPERTY, AND THAT SELLER WILL BE DAMAGED IN THE EVENT BUYER FAILS TO COMPLY WITH THE REQUIREMENTS OF THIS SECTION 10.3. BUYER SHALL NOT BE ENTITLED UNDER ANY CIRCUMSTANCES TO RECOVER ANY OTHER DAMAGES, INCLUDING PUNITIVE, SPECIAL, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS RELATING TO BUYER’S PROPOSED ACQUISITION OF THE PROPERTY OR ANY OTHER COMPENSATORY OR CONSEQUENTIAL DAMAGES, AND BUYER HEREBY EXPRESSLY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS TO RECOVER ANY SUCH OTHER DAMAGES THAT MIGHT OTHERWISE EXIST, INCLUDING ANY RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 3306. SUBJECT TO SECTION 5.9 OF THIS AGREEMENT, NOTHING CONTAINED HEREIN SHALL LIMIT OR WAIVE BUYER’S RIGHTS AND REMEDIES FOR SELLER’S BREACH OF ANY EXPRESS REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT.

/s/ PVM /s/ WRB	/s/ JMB /s/ ML
SELLER’S INITIALS	BUYER’S INITIALS
ARTICLE 11
CONDEMNATION
     11.1 Eminent Domain. If, prior to the Close of Escrow, there is a partial taking of the Property or the threatened partial taking of the Property pursuant to a resolution of intention to condemn where the estimated value of the portion of the Property taken exceeds ten percent (10%) of Purchase Price or require more than one hundred eighty (180) days to restore (“Material Condemnation”), then Buyer can elect to either (a) terminate this Agreement, or (b) purchase the Property without any reduction in the Purchase Price. In the event of a partial taking or the threatened partial taking of the Property pursuant to a resolution of intention to condemn which is not a Material Condemnation then Buyer shall purchase the Property. If this Agreement is not terminated as provided above and Buyer purchases the Property, Buyer shall be entitled to retain any condemnation proceeds as a result of such condemnation.
     11.2 Condemnation. As used herein, “condemnation”, or “condemned” or “taking” shall mean the exercise of, or intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency or authority having the right or power of eminent domain (the “condemning authority” herein), and shall include a voluntary sale by Seller to any such condemning authority, either under the threat of condemnation or while condemnation proceedings are pending, and the condemnation shall be deemed to occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

ARTICLE 12
DAMAGE AND DESTRUCTION
     If, prior to the Close of Escrow, more than ten percent (10%) of the total rentable square footage of the Improvements on the Property are damaged or destroyed by fire, casualty or the elements (“Material Casualty”), then Buyer may elect to either (a) terminate this Agreement or (b) purchase the Property without any reduction in the Purchase Price. In the event the damage or destruction which is not a Material Casualty, then Buyer shall purchase the Property without any reduction in the Purchase Price. If this Agreement is not terminated as provided above and Buyer purchases the Property, Buyer shall be entitled to all of Seller’s insurance proceeds resulting from the damage or destruction that are not used by Seller to repair the Improvements.
ARTICLE 13
GENERAL PROVISIONS
     13.1 Construction of Agreement. The agreement contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement.
     13.2 Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.
     13.3 Business Day. The term Business Day or business day as utilized in this Agreement shall mean each calendar day, with the exception of a Saturday, Sunday, national holiday or any other day that the San Diego County Recorder’s Office is not open for business. By way of example and not limitation, the Friday after Thanksgiving is not a Business Day.
     13.4 Governing Law. This Agreement and the documents in the form attached as exhibits hereto shall be governed by and construed under the laws of the State of California.
     13.5 Judicial Reference. The parties agree to promptly submit any dispute between them arising from this Agreement to Judicial Arbitration and Mediation Services, Inc. (“JAMS”). In the event an action is filed in any court by either party to this Agreement involving a dispute arising from this Agreement (“Dispute”), within twenty (20) days after such filing, either party may, upon five (5) days’ notice to the other party, apply ex parte to the Court for a reference of the entire dispute to JAMS in accordance with Code of Civil Procedure §638. The application shall be deemed a mutual request by both parties for the reference. For either voluntary submission of a dispute to JAMS or reference by the Court in the event an action has been filed, the parties shall mutually select a member from JAMS’ panel to hear the dispute. In the event the parties fail to mutually select a member from the panel within ten (10) days after submission of the dispute to JAMS, then JAMS shall select the hearing officer. The hearing shall take place on the first available date on the calendar of the hearing officer, or on such other date as the parties may agree upon in writing. The decision of the hearing officer shall be final, binding on the parties, and enforceable in a California court having competent jurisdiction over the parties. Subject to the limitations set forth in this Article 13, the judicial referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. The judicial referee shall be the only trier of fact or law in the reference proceeding, and shall have no authority to further refer any issues of fact or law to any other party, without the mutual consent of all parties to the judicial reference proceeding. This agreement to seek voluntary reference to resolve disputes shall not apply to any claim or action in which any of the causes of action includes either disputes involving third parties other than the parties to this Agreement, or disputes involving allegations of defective construction or defective development of the Property which is the subject of this Agreement.
          13.5.1 Participation by Parties. The parties to the Dispute shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. The Seller or Buyer, as applicable in a particular judicial reference proceeding (individually, “Party” or collectively, the “Parties”), shall not be required to participate in the judicial reference proceeding if (i) all parties against whom the applicable Party would have cross-claims or counterclaims necessary to afford complete relief to such Party cannot be joined in the judicial reference proceeding, including, but not limited to, any Seller Party (collectively, a “Necessary Party”), or (ii) the enforcement of the provisions of this Article 18 would impair the insurance coverage of a Party or a Seller Party for any claim arising out of the Dispute that would otherwise provide coverage for such claim that would otherwise provide coverage for such claim. If a Party determines that it cannot join all Necessary Parties or that its insurance coverage would be impaired with respect to the Dispute, or if Seller is advised by a Seller Party that it contends its insurance coverage will be impaired by enforcement of this Article 13, such Party may elect not to participate in the judicial reference proceeding. If a Party so elects not to participate in the judicial reference proceeding, such Party will provide notice to the other Parties to the judicial reference proceeding that the Dispute will not be resolved by judicial reference. In such circumstances, the other Parties may seek determination of the Party’s right not to participate by way of a motion under California Code of Civil Procedure Sections 638, 641 through 645.1, or any successor statutes thereto. If a determination is made as a result of such a motion that a Party is not required to participate in the judicial reference proceeding, unless the remaining Parties agree otherwise, the Dispute shall not be resolved by judicial reference and the Parties may commence an action with respect to the subject Dispute in an appropriate court of law.
          13.5.2 Venue. The proceedings shall be heard in San Diego County.
          13.5.3 Referee. The referee shall be an attorney or retired judge with experience in relevant real estate matters. The referee shall not have any relationship to the parties to the Dispute or interest in the Property. The parties to the Dispute participating in the judicial reference proceeding shall meet to select the referee within ten (10) days after service of the initial complaint on all defendants named therein. Any dispute regarding the selection of the referee shall be promptly resolved by the judge to whom the matter is assigned, or if there is none, to the presiding judge of the Superior Court of the County in which the Property is located, who shall select the referee.
          13.5.4 Commencement and Timing of Proceeding. The referee shall promptly commence the proceeding at the earliest convenient date in light of all of the facts and circumstances and shall conduct the proceeding without undue delay.

          13.5.5 Pre-hearing Conferences. The referee may require one or more pre-hearing conferences.
          13.5.6 Motions. The referee shall have the power to hear and dispose of motions, including motions relating to provisional remedies, demurrers, motions to dismiss, motions for judgment on the pleadings and summary adjudication motions, in the same manner as a trial court judge, except the referee shall also have the power to adjudicate summarily issues of fact or law including the availability of remedies, whether or not the issue adjudicated could dispose of an entire cause of action or defense. Notwithstanding the foregoing, if prior to the selection of the referee as provided herein, any provisional remedies are sought by the parties to the Dispute, such relief may be sought in the Superior Court of the County in which the Property is located.
          13.5.7 Rules of Law. The referee shall apply the laws of the State of California except as expressly provided herein, including the rules of evidence, unless expressly waived by all parties to the judicial reference proceeding.
          13.5.8 Record. A stenographic record of the hearing shall be made, provided that the record shall remain confidential except as may be necessary for post-hearing motions and any appeals.
          13.5.9 Statement of Decision. The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent required by law if the case were tried to a judge. The decision of the referee shall stand as the decision of the court, and upon filing of the statement of decision with the clerk of the court, judgment may be entered thereon in the same manner as if the Dispute had been tried by the court.
          13.5.10 Post-Hearing Motions. The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.
          13.5.11 Appeals. The decision of the referee shall be subject to appeal in the same manner as if the Dispute had been tried by the court.
          13.5.12 Expenses. Except as otherwise agreed by the parties or as required by applicable law, no Party shall be required to pay any fee of the judicial reference proceeding or the referee except to the extent of the costs that would be imposed upon the disputant if the Dispute had been filed as a suit in court. The referee may not award against either Party any expenses in excess of those that would be recoverable as costs if the Dispute had been litigated to final judgment in court. Each party to the judicial reference proceeding shall bear its own attorneys’ fees and costs in connection with such proceeding.
          13.5.13 Severability. If the referee or any court determines that any provision of this Article is unenforceable for any reason, that provision shall be severed, and judicial reference shall be conducted under the remaining enforceable terms of this Section.
          13.5.14 Statutes of Limitation. Nothing in this Section shall be considered to toll, stay, reduce or extend any applicable statutes of limitations; provided, however, that the

Seller Parties or any Buyer shall be entitled to commence a legal action which in the good faith determination of such Party(ies) is necessary to preserve their rights under any applicable statute of limitations, provided that such Party shall take no further steps in prosecuting the action until it has complied with the procedures described above.
     13.6 Time of the Essence. Time is of the essence of each and every provision of this Agreement and Seller and Buyer, by execution of this Agreement, specifically acknowledges the importance of observing each and every time period in this Agreement. In the event any date, or the final date of any period, which is set out in any provision of this Agreement falls on other than a Business Day, in such event such date or time period, as the case may be, shall be extended to the next Business Day.
     13.7 Successors and Assigns. Subject to the restrictions and prohibitions on assignment set forth in Article 9, each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors in interest of Seller, and, subject to the restrictions on transfers herein provided, the successors, heirs, representatives and assigns of Buyer. As used in the foregoing, “successors” shall refer both to the parties’ interest in the Property and to the successors to all or substantially all of their assets and to their successors by merger or consolidation.
     13.8 Waiver. No waiver by Seller or Buyer of a breach of any of the terms, covenants or conditions of this Agreement by Seller or Buyer shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in such waiver. The consent or approval by Seller or Buyer to or of any act by the other party requiring consent or approval shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent similar acts.
     13.9 Attorney’s Fees. If any action or proceeding or judicial reference shall be instituted in connection with this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues. All indemnity obligations under this Agreement shall also include the costs of enforcing any indemnity. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.

     13.10 Severability. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.
     13.11 Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.
     13.12 No Real Estate Brokerage Commission. Seller shall not pay any real estate, brokerage, finders or other commission or fee in connection with this Agreement except pursuant to a separate agreement. Except for the Seller’s broker identified in Item 9 of the Basic Terms which shall be paid by Seller and for the Buyer’s broker identified in Item 9 of the Basic Terms which shall be paid by Buyer, each party represents and warrants to the other that it has not dealt with any broker, finder or other party, whether or not licensed, who may be entitled to a commission, finder’s fee or similar payment, and hereby indemnifies, protects, defends (with legal counsel acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings which may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party in connection with this transaction. This indemnification shall survive the Close of Escrow. The broker, if any, shall not be entitled to any monies or other recovery realized by Seller arising out of Buyer’s default.
     13.13 Entire Agreement. This Agreement and Exhibits constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. The foregoing sentence shall in no way affect the validity of any instruments executed by the parties in the form of the exhibits attached to this Agreement.
     13.14 Notice and Payment. Any notice to be given or other document to be delivered by any party to the other or others hereunder, and any payments from Buyer to Seller, may be delivered in person to an officer of any party, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or other similar overnight delivery service and addressed to the party for whom intended, as specified in the Basic Terms or by facsimile. Any party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received upon actual receipt (or refusal of delivery) if delivered by (i) personal delivery, (ii) mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, (iii) Federal Express or other equivalent overnight delivery system or (iv) facsimile, provided a copy of the notice is sent on the same day by personal delivery or overnight courier.

     13.15 No Partnership or Joint Venture. Seller and Buyer shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Buyer and Seller. Buyer has made its own independent investigation regarding the Property and is not relying on any statement or representation made by Seller, its employees or agents, except as set forth in this Agreement.
     13.16 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.
     13.17 Agreement Survives Close of Escrow. All of the Surviving Obligations shall survive the termination of this Agreement or the Close of Escrow. All obligations referred to herein to be performed at a time or times after the Close of Escrow or contemplated herein to be performed after the Close of Escrow shall survive the Close of Escrow.
     13.18 No Warranties. Except as otherwise specifically provided herein, neither Buyer nor Seller has made any representations, warranties or agreement by or on behalf of either party to the other party as to any matters concerning the Property. Each party expressly waives any rights of rescission and all claims for damages or the right to bring a suit for specific performance by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Agreement.
     13.19 Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute a fully executed original.
     13.20 Construction of Agreements. Each party has had this Agreement reviewed by legal counsel and further agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits thereto.
     13.21 Duty of Confidentiality. Buyer and Seller represent and warrant that each shall keep all information and/or reports obtained from the other, or related to or connected with the Property, the other party, or this transaction, confidential and will not disclose any such information to any person or entity without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except for (i) such disclosures to the Escrow Agent, Title Company, and other third parties as may reasonably be necessary in order to consummate the transactions contemplated by this Agreement or in connection with the enforcement of or any dispute arising out of this Agreement; (ii) privileged communications by the respective parties, including communications with the parties’ respective counsel; (iii) such disclosures as may be necessary or required by those governmental agencies, authorities, or examiners having jurisdiction over each of the parties; and (iv) such disclosures as may be required by subpoena or any other similar court order or discovery request in any civil or criminal proceeding or investigation.

     13.22 Exhibits. All exhibits attached hereto are incorporated herein by reference.
     13.23 Cooperation in Exchange. Buyer and Seller both agree to reasonably cooperate, at no cost or liability to such party, in effectuating the purchase and sale of the Property as an IRC Section 1031 tax deferred exchange if requested by either party.
     13.24 AGREEMENT WHEN SIGNED. THIS AGREEMENT SHALL BE OF NO FORCE OR EFFECT UNLESS AND UNTIL IT IS EXECUTED BY EACH PARTY AND AN EXECUTED COUNTERPART IS DELIVERED BY EACH PARTY TO THE OTHER PARTY AND TO THE ESCROW AGENT.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

SELLER:			BUYER:

NEXUS EQUITY VI, a California limited liability company			SLOUGH ESTATES USA INC., a Delaware corporation

By:	LIGAND PHARMACEUTICALS
	INCORPORATED, a Delaware		By:	/s/ Marshall Lees

	corporation, its Sole Member		Name:	Marchall Lees
			Title:	President/CEO

	By:	/s/ Paul V. Maier

Its: Senior VP, CFO

			By:	/s/ Jonathan M. Bergschneider

	By:	/s/ Warner R. Broaddus	Name:	Jonathan M. Bergschneider

		Its: GC, VP & Secty	Title:	Senior Vice President

LIGAND PHARMACEUTICALS
INCORPORATED, a Delaware corporation

By:	/s/ Paul V. Maier

Its: Senior VP, CFO

By:	/s/ Warner R. Broaddus

Its: GC, VP & Secty

CONSENT OF ESCROW AGENT
     The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

DATED:	CHICAGO TITLE COMPANY
(“Escrow Agent”)

By:

Name:

Title:

1

EXHIBIT A
Legal Description of the Land
PARCEL 1:
LOT 16 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 23, 1991.
PARCEL 2:
AN EASEMENT FOR (A) ACCESS, INGRESS AND EGRESS FOR FIRE AND OTHER EMERGENCY PURPOSES AND (B) ACCESS, INGRESS AND EGRESS FOR ALL OTHER NON-EMERGENCY PURPOSES OVER UNDER, ALONG UNDER THROUGH AND ACROSS THE WESTERLY 178 FEET OF THE SOUTHERLY 15 FEET OF LOT 17 OF TORREY PINES SCIENCE CENTER UNIT NO. 2 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845.
THE SIDELINES OF SAID 15-FOOT WIDE EASEMENT SHALL BE MEASURED PARALLEL AND PERPENDICULAR TO THE SOUTHERLY AND WESTERLY LINES OF SAID LOT 17.
PARCEL 3:
PARCEL 1 OF PARCEL MAP 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.
PARCEL 4:
A RECIPROCAL EASEMENT AND RIGHT-OF-WAY FOR THE BENEFIT OF PARCEL 1 AS SET FORTH IN THAT CERTAIN GRANT OF RECIPROCAL ACCESS EASEMENTS EXECUTED AS OF SEPTEMBER 19, 1997 AND RECORDED OCTOBER 2, 1997 AS INSTRUMENT NO. 1997-490643 OF THE OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA, WHICH EASEMENT AND RIGHT-OF-WAY IS LOCATED OVER, UPON, ALONG, UNDER, THROUGH AND ACROSS A PORTION OF LOT 13 OF TORREY PINES SCIENCE CENTER, UNIT 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845.
PARCEL 5:
PARCEL 2 OF PARCEL MAP NO. 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.

EXHIBIT A-1
List of Property Documents
A.	Current and Prior Year Tax Bills

B.	Prior year’s expense summary

C.	Vendor List and Contracts

D.	Property Insurance Policy

EXHIBIT B
BILL OF SALE
     NEXUS EQUITY VI, a California limited liability company, and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Seller”), for good and valuable consideration paid by SLOUGH ESTATES USA INC., a Delaware corporation (“Buyer”), the receipt and sufficiency of which is hereby acknowledged, hereby sells, transfers, grants, bargains, conveys, assigns, and delivers to Buyer, its successors and assigns, all of the Fixtures and Personal Property (as defined in that certain Purchase Agreement and Escrow Instructions by and between Seller and Buyer dated as of September ___, 2006 (the “Purchase Agreement”)) pertaining to the land more particularly described on Schedule 1 attached hereto, including, without limiting the generality of the foregoing, those items listed in Schedule 2 attached hereto (collectively, the “Property”). The Property is sold in an “as-is” condition without warranty, except that Seller shall warrant and defend unto Buyer and Buyer’s successors and assigns title to the Property against all persons except those claiming by, through or under Buyer.
     Seller shall promptly execute and deliver to Buyer any additional instrument or other document which Buyer reasonably requests to evidence or better effect the sale and transfer contained herein. Nothing contained in this Bill of Sale shall be deemed to limit, waive or otherwise derogate from any warranty, representation, covenant or indemnification made in the Purchase Agreement by either Seller or Buyer and none of such provisions in the Purchase Agreement shall be deemed to have merged into the sale and transfer made by this Bill of Sale. Each individual executing and delivering this Bill of Sale on behalf of Seller hereby represents and warrants to Buyer that such individual has been duly authorized and empowered to make such execution and delivery. The provisions of this instrument shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale this ___day of ___2006.

SELLER:		BUYER:

NEXUS EQUITY VI, a California limited liability company		SLOUGH ESTATES USA INC., a Delaware corporation

By:	LIGAND PHARMACEUTICALS
	INCORPORATED, a Delaware	By:

	corporation, its Sole Member	Name:

Title:

By:

Its:

By:

	By:	Name:

	Its:	Title:

LIGAND PHARMACEUTICALS
INCORPORATED, a Delaware corporation

By:

Its:

By:

Its:

SCHEDULE 1 TO EXHIBIT B
LAND
PARCEL 1:
LOT 16 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 23, 1991.
PARCEL 2:
AN EASEMENT FOR (A) ACCESS, INGRESS AND EGRESS FOR FIRE AND OTHER EMERGENCY PURPOSES AND (B) ACCESS, INGRESS AND EGRESS FOR ALL OTHER NON-EMERGENCY PURPOSES OVER UNDER, ALONG UNDER THROUGH AND ACROSS THE WESTERLY 178 FEET OF THE SOUTHERLY 15 FEET OF LOT 17 OF TORREY PINES SCIENCE CENTER UNIT NO. 2 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845.
THE SIDELINES OF SAID 15-FOOT WIDE EASEMENT SHALL BE MEASURED PARALLEL AND PERPENDICULAR TO THE SOUTHERLY AND WESTERLY LINES OF SAID LOT 17.
PARCEL 3:
PARCEL 1 OF PARCEL MAP 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.
PARCEL 4:
A RECIPROCAL EASEMENT AND RIGHT-OF-WAY FOR THE BENEFIT OF PARCEL 1 AS SET FORTH IN THAT CERTAIN GRANT OF RECIPROCAL ACCESS EASEMENTS EXECUTED AS OF SEPTEMBER 19, 1997 AND RECORDED OCTOBER 2, 1997 AS INSTRUMENT NO. 1997-490643 OF THE OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA, WHICH EASEMENT AND RIGHT-OF-WAY IS LOCATED OVER, UPON, ALONG, UNDER, THROUGH AND ACROSS A PORTION OF LOT 13 OF TORREY PINES SCIENCE CENTER, UNIT 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845.
PARCEL 5:
PARCEL 2 OF PARCEL MAP NO. 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.

SCHEDULE 2 TO EXHIBIT B
LIST OF PERSONAL PROPERTY
[To Be Attached]

October 13, 2006	LIGAND PHARMACEUTICALS	Page: 1

System #		Asset TAG#	Description	Location	Acq date
	3345	N/A	FUME HOOD, FLOORING	SC2

1990
	849		MISC.	SC2	11/30/1990

1992
	844		LEASEHOLD LABOR	SC2	10/16/1992

1995
	1523		PAGING SPEAKERS	SC2	1/16/1995

1998
	2888	N/A	FREEZER ALARM SYSTEM	SC2	2/19/1998
	3026	N/A	COMMONS LANDSCAPING	SC2	5/31/1998
	3030	N/A	COMMONS CONSTRUCTION	SC2	4/30/1998
	3113	N/A	CAFETERIA, ANTI FATIGUE MATS	SC2	7/31/1998
	3117	N/A	PAINTING, “TRESTLES AT TORREY PINES”	SC2	6/30/1998
	3173	N/A	INTERIOR DESIGN, PAINTINGS/FRAMES	SC2	9/30/1998
	3197	N/A	DOCUTECH ROOM — CABINETRY	SC2	10/30/1998
	3198	N/A	DOCUTECH ROOM — CONTROLS/WIRING FO	SC2	12/31/1998
	3199	N/A	DOCUTECH ROOM — FAN COIL	SC2	11/30/1998
	3212	N/A	INTERIOR DESIGN	SC2	11/30/1998
	3215	N/A	BOILER RETROFIT, CONSULTING SERVICES	SC2	12/31/1998

1999
	3583	N/A	Construction	SC2	12/20/1999
	3584	N/A	Construction	SC2	12/20/1999
	3318	N/A	CORE ROBOTICS SYSTEM, ELECTRICAL SE	SC2	3/31/1999
	3319	N/A	CORE ROBOTICS SYSTEM, MECHANICAL S	SC2	3/31/1999
	3320	N/A	CORE ROBOTICS SYSTEM, SERVICES	SC2	1/31/1999
	3347	CAR268	BOILER HEAT RECLAIM SYSTEM, MODEL T	SC2	8/30/1999
	3350	N/A	BOILER RETROFIT, CONSULTING SERVICES	SC2	2/28/1999
	3384	N/A	SCI AND SC2 WIRING MODIFICATIONS AND	SC2	3/31/1999
	3392	N/A	MED CHEM 6’ FUME HOOD MODIFICATIONS	SC2	6/30/1999

2000
	3608	CAR 31	Sink Relocation & HVAC	SC2	3/15/2000
	3834	CAR 30	CONSTRUCTION	SC2	9/7/2000

2001
	4033	N/A	REMODEL	SC2	7/28/2001
	4064	N/A	LABOR	SC2	5/16/2001
	4065	N/A	LABOR	SC2	6/19/2001
	4094	N/A	RELOCATION OF SV TO SC2	SC2	8/23/2001
	4095	N/A	LEASEHOLD IMPROVEMENTS	SC2	8/23/2001
	4148	N/A	REMODEL	SC2	10/31/2001
	4189	N/A	CONSTRUCTION	SC2	10/18/2001
	4190	N/A	RELOCATE	SC2	11/13/2001
	4220	N/A	LABOR	SC2	11/30/2001
	4244	N/A	RETROFIT MED CHEM LABS	SC2	12/4/2001

2002
	4251	N/A	REMODEL KILOLAB & ROOF WELL	SC2	1/15/2002
	4252	N/A	CONSTRUCTION	SC2	2/7/2002
	4372	N/A	INSTALLATION	SC2	4/18/2002
	4441	N/A	REMODEL	SC2	7/24/2002
	4564	N/A	CUBICLES	SC2	12/23/2002

October 13, 2006	LIGAND PHARMACEUTICALS	Page: 2

System #		Asset TAG#	Description	Location	Acq date

2003
	4804	N/A	SERVICE ON BOILER	SC2	9/15/2003
	4815	N/A	SERVICE ON BOILER	SC2	10/15/2003
	4859	N/A	LEASEHOLD IMPROVEMENTS	SC2	10/31/2003
	4860	N/A	LEASEHOLD IMPROVEMENTS	SC2	10/21/2003
	4866	N/A	LEASEHOLD IMPROVEMENTS	SC2	11/8/2003
	4867	N/A	LEASEHOLD IMPROVEMENTS	SC2	10/21/2003
	4910	N/A	DECOMMISSIONING PROJECT	SC2	11/17/2003
	4911	N/A	LABORATORY CLEANING	SC2	11/1/2003
	4973	N/A	WALL MOUNT	SC2	12/12/2003

2004
	4880	N/A	CONSTRUCTION	SC2	3/25/2004
	4974	N/A	MATERIALS	SC2	1/5/2004
	4995	N/A	INSTALLATION OF UPS	SC2	2/24/2004
	5218	N/A	LIGAND RM 160 EXPENASION	SC2	6/30/2004
	5268	N/A	CARD PRINTER	SC2	6/29/2004
	5269	N/A	WATER TANK	SC2	7/28/2004
	5270	N/A	LEASEHOLD IMPROVMENT	SC2	7/30/2004
	5299	N/A	LEASEHOLD IMPROVEMENTS	SC2	12/31/2004
	5310	n/a	INSTALLATION AND FURNISHING MATERIA	SC2	9/8/2004
	3	N/A	TENANT IMPROVEMENTS	SC2	5/1/2004

2005
	5506	4152	AMAG SOFTWARE	SC2	1/24/2005
	5557	NA	LIGAND HAZMAT DOOR EXPANSION	SC2	4/30/2005
	5618	N/A	MODIFY RECEPTIONIST DESK	SC2	4/8/2005
	5677	4382-438	CCTV SECURITY SYSTEM	SC2	5/25/2005
	5678	N/A	SECURITY SYSTEM CAMERA ADDITIONS	SC2	10/11/2005
	5870	N/A	VARIABLE SPEED DRIVES FOR AIR HANDLE	SC2	11/16/2005

2006
	5874	N/A	VARIABLE SPEED DRIVES FOR AIR HANDLE	SC2	2/21/2006
	5885	N/A	HAZ MAT SHEET METAL COVERS	SC2	4/30/2006

EXHIBIT C
[INTENTIONALLY DELETED]

EXHIBIT D
ASSIGNMENT OF WARRANTIES AND GENERAL INTANGIBLES
     This Assignment of Warranties and General Intangibles (“Assignment”) is made as of ___, 2006, by NEXUS EQUITY VI, LLC, a California limited liability company, and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Assignor”), to SLOUGH ESTATES USA INC., a Delaware corporation (“Assignee”).
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under (i) all warranties, indemnities and guaranties (including all statutory, express and implied warranties) made by or received from any third party with respect to any site development, building, building component, structure, improvement, fixture, machinery, equipment, or material (collectively, “Warranties”) situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, or as part of, any part of that certain real property described in Schedule 1 attached hereto (the “Property”), (ii) any and all architectural drawings, plans, specifications, soils tests, engineering reports or’ similar materials relating to all or any of the Property; (iii) all governmental entitlements, permits, approvals, permissions, environmental clearances, rights and licenses which relate to all or any part of the Property; and (iv) all general intangibles benefiting or relating to the development, use or operation of the Property (collectively, the “General Intangibles”). Except for the express representations and warranties set forth in that certain Purchase Agreement by and between Assignor and Assignee dated as of ___, 2006, Assignor makes no warranties as to the existence, nature, extent, assignability, or effectiveness of the General Intangibles. This Assignment only applies to the General Intangibles insofar us they affect the Property and does not assign any General Intangibles to the extent they apply to other property. In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State of California. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.
     Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, costs, liabilities, losses, damages or expenses, including, without limitation, reasonable attorneys’ fees, arising or accruing under or in connection with the General Intangibles on or after the date hereof. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, costs, liabilities, losses, damages or expenses, including, without limitation, reasonable attorneys’ fees, arising or accruing under or in connection with the General Intangibles prior to the date hereof.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date first above written.

ASSIGNOR:
NEXUS EQUITY VI, a California limited liability company

By:	LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation, its Sole Member

By:

Its:

By:

Its:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:

Its:

By:

Its:

ASSIGNEE:
SLOUGH ESTATES USA INC., a Delaware corporation

By:

Its:

Title:

By:

Its:

Title:

SCHEDULE 1 TO EXHIBIT D
LAND
PARCEL 1:
LOT 16 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 23, 1991.
PARCEL 2:
AN EASEMENT FOR (A) ACCESS, INGRESS AND EGRESS FOR FIRE AND OTHER EMERGENCY PURPOSES AND (B) ACCESS, INGRESS AND EGRESS FOR ALL OTHER NON-EMERGENCY PURPOSES OVER UNDER, ALONG UNDER THROUGH AND ACROSS THE WESTERLY 178 FEET OF THE SOUTHERLY 15 FEET OF LOT 17 OF TORREY PINES SCIENCE CENTER UNIT NO. 2 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845.
THE SIDELINES OF SAID 15-FOOT WIDE EASEMENT SHALL BE MEASURED PARALLEL AND PERPENDICULAR TO THE SOUTHERLY AND WESTERLY LINES OF SAID LOT 17.
PARCEL 3:
PARCEL 1 OF PARCEL MAP 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.
PARCEL 4:
A RECIPROCAL EASEMENT AND RIGHT-OF-WAY FOR THE BENEFIT OF PARCEL 1 AS SET FORTH IN THAT CERTAIN GRANT OF RECIPROCAL ACCESS EASEMENTS EXECUTED AS OF SEPTEMBER 19, 1997 AND RECORDED OCTOBER 2, 1997 AS INSTRUMENT NO. 1997-490643 OF THE OFFICIAL RECORDS OF SAN DIEGO COUNTY, CALIFORNIA, WHICH EASEMENT AND RIGHT-OF-WAY IS LOCATED OVER, UPON, ALONG, UNDER, THROUGH AND ACROSS A PORTION OF LOT 13 OF TORREY PINES SCIENCE CENTER, UNIT 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845.
PARCEL 5:
PARCEL 2 OF PARCEL MAP NO. 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.

EXHIBIT E
ACCESS AGREEMENT
[To Be Attached]

ACCESS AGREEMENT
     THIS ACCESS AGREEMENT (“Access Agreement”) is made as of September 21, 2006 by and between NEXUS EQUITY VI, LLC, a California limited liability company, LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (collectively, “Owner”), and SLOUGH ESTATES USA INC., a Delaware corporation (“Prospective Buyer”).
RECITAL
     A. Owner owns the real property located at 10275, 10265, and 10285 Science Center Drive, San Diego, California (“Property”).
     B. Owner and Prospective Buyer have executed (or are about to execute) a non- binding letter of intent (“Letter of Intent”) and may execute a binding Purchase Agreement (“Purchase Agreement”) for Prospective Buyer to purchase the Property from Owner.
     C. Prospective Buyer desires to receive copies of the Documents (as hereinafter defined) and enter onto the Property for the purpose of conducting the Studies (as hereinafter defined) as more particularly described herein (the receipt of Documents and the conduct of the Studies are collectively referred to herein as “Due Diligence”).
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant, declare and agree as set forth below.
     1. Documents: Permission to Enter Upon Property. Within two (2) days after the execution of this Access Agreement, Owner will deliver to Prospective Buyer copies of all documents in Owner’s possession that relate to the Property and are not privileged or confidential (“Documents”). Such delivery shall be without any representation or warranty of any kind, including, but not limited to, accuracy of information or completeness of copies. In addition, subject to the terms and conditions hereof, from the date hereof until this Access Agreement terminates or expires, Prospective Buyer and its agents, employees, representatives, contractors and consultants (“Agents”) may enter the Property for the purpose of conducting inspections of the physical condition, roof, and other aspects of the Property deemed reasonably necessary by Prospective Buyer (“Studies”). Prospective Buyer shall deliver notice to Owner at least two (2) business days prior to any desired entry upon the Property. Owner may designate one or more representatives to accompany Prospective Buyer and/or its Agents at any and all times of such entry. Any entry by Prospective Buyer and any of its Agents shall be at times and days selected by and convenient for Owner, and shall not interfere with or intrude upon any operations or business in, on or around the Property. Prospective Buyer shall not gather any samples or conduct any intrusive test on the Property without Owner’s prior written approval, which approval may be given or withheld in Owner’s sole and absolute discretion. The right given to Prospective Buyer by this Access Agreement is a license only, is not an interest of any kind in the Property, and is not coupled with any interest or other right.

1

     2. Government Regulations and Other Obligations. Prospective Buyer shall obtain, at its sole cost and expense, all governmental permits and authorizations of whatever nature required for the Due Diligence. While on the Property, Prospective Buyer will comply, and will cause its Agents to comply, with all applicable governmental laws, ordinances, rules and regulations.
     3. Hazardous Materials: Property Condition. Prospective Buyer shall not store testing materials on the Property and in no event shall Prospective Buyer bring any hazardous, toxic or contaminated materials or substances on the Property, including, without limitation, any Hazardous Materials (as defined below). Prospective Buyer will be responsible for any damage done to the Property or Owner during the term of this Access Agreement and Prospective Buyer will pay the costs of repairing and restoring the Property to a condition substantially similar to the condition of the Property as of the execution date of this Access Agreement. The term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material regulated now or in the future under any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders.
     4. Liens. Prospective Buyer shall not suffer or permit to be enforced against the Property, or any part thereof, any mechanics’, materialmen’s, contractors’ or subcontractors’ liens arising from or any claim for damage growing out of the Due Diligence.
     5. Owner Not Liable. Owner shall not be liable for any loss, damage or injury of any kind or character to any person, property or the Property arising from any visit to or on, or any use of, the Property, or any act or omission by Prospective Buyer or its Agents under this Access Agreement. Prospective Buyer shall indemnify, protect, defend (with legal counsel selected by Owner) and hold Owner and Owner’s members, managers, officers, directors, agents, attorneys, employees, affiliates, successors and assigns harmless from any and all claims, actions, costs, expenses, damages and liabilities relating in any way to the Due Diligence or arising from the activities of Prospective Buyer or its Agents on or related to the Property pursuant to this Access Agreement.
     6. Insurance. Prospective Buyer shall, at all times after the date hereof, maintain at its expense, and cause its Agents to maintain, with companies acceptable to Owner, commercial general liability insurance on an occurrence form with limits of not less than Two Million Dollars ($2,000,000) combined single limit bodily injury, death and property damage per occurrence and business automobile coverage with limits of at least Two Million Dollars ($2,000,000) per occurrence (“Insurance”). Any policies of Insurance required by provisions of this Section shall name Owner as an additional insured, and may be made a part of a blanket policy of insurance so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the rights of the other party to this Access Agreement or negate the requirements of this Access Agreement, and includes a “per project, per location” endorsement. Prior to entry by Prospective Buyer or any of its Agents onto the Property, copies of all Insurance policies shall be delivered to Owner.

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     7. Termination. The right of entry granted by this Access Agreement shall terminate on the earlier of (a) Owner delivering notice to Prospective Buyer of Owner’s decision to terminate this Access Agreement, (b) the parties entering into a Purchase Agreement, or (c) October 11, 2006. Notwithstanding any such termination, the obligations of Prospective Buyer under this Access Agreement shall survive, including, but not limited to the obligation to indemnify Owner set forth in Section 5 above.
     8. Confidentiality. Unless otherwise agreed to in writing by Owner, Prospective Buyer will keep confidential the terms and conditions of this Access Agreement, any Purchase Agreement, the Documents, and all other documents, contracts, prices, plans, strategies, financial statements, reports or other information provided to or generated by Prospective Buyer relating to the Property, and will not disclose any such information to any person other than (i) those employees, consultants and agents of Prospective Buyer who are actively and directly participating in the evaluation of the Property, or the appraisal, investigation or financing of the purchase or construction of improvements to the Property, and (ii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements. However, Prospective Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval by Owner unless required by law, in which case Prospective Buyer shall immediately notify Owner thereof. Upon any termination of negotiations regarding the Purchase Agreement for any reason, Prospective Buyer will promptly deliver to Owner copies of all documents or other information pertaining to the Property provided to or obtained by Prospective Buyer.
     9. General Provisions.
          9.1 Entire Agreement. This Access Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and all prior and contemporaneous agreements, representations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. No supplement, modification or amendment of this Access Agreement shall be binding unless in writing and executed by the parties hereto. However, the foregoing shall in no way affect the validity of the Purchase Agreement or any document or instrument executed by Prospective Buyer and Owner pursuant thereto.
          9.2 Governing Law. This Access Agreement shall be construed in accordance with, and governed by, the laws of the State of California. This Access Agreement shall be deemed made and entered into in San Diego County.
          9.3 Counterparts. This Access Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
          9.4 Successors and Assigns. Prospective Buyer may not assign any of its rights under this Access Agreement. Subject to the foregoing, each and all of the covenants and conditions of this Access Agreement shall inure to the benefit of and shall be binding upon the

3

successors in interest of Owner, and the successors, heirs, representatives and assigns of Prospective Buyer.
          9.5 Attorneys’ Fees. If any action, arbitration, or other proceeding is instituted between Owner and Prospective Buyer in connection with this Access Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein.
          9.6 Severability. If any phrase, clause, sentence, paragraph, section, article or other portion of this Access Agreement shall become or is held to be illegal, null or void or against public policy, the remaining portions of this Access Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.
          9.7 Construction of Agreement. The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Access Agreement. Prospective Buyer and Owner acknowledge that they have been represented, or have had the opportunity to be represented, by counsel of their own choice. Neither Prospective Buyer nor Owner is relying upon any legal advice from the other party’s counsel regarding the subject matter thereof. Both parties acknowledge that they understand the terms and conditions of this Access Agreement and the terms and conditions of all other documents and agreements executed in connection herewith and that they sign the same freely. Neither Prospective Buyer nor Owner shall deny the enforceability of any provision of this Access Agreement or any of the other documents or agreements executed in connection herewith on the basis that it did not have legal counsel or that it did not understand any such term or condition.
          9.8 Waiver. No waiver by a party of a breach of any of the terms, covenants or conditions of this Access Agreement will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by a party under this Access Agreement will be implied from any omission by the other party to take any action on account of the default if the default persists or is repeated, and no express waiver will affect any default other than as specified in the waiver. The consent or approval by a party to or of any act by the other requiring consent or approval does not waive or render unnecessary the consent or approval to or of any subsequent similar acts.
          9.9 Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others under this Access Agreement may be delivered as follows:

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To Owner:	Nexus Equity VI, LLC
c/o Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, CA 92122
Attn: Mr. Paul V. Maier
Telephone No.: (858)550-7500
Facsimile No.: (858)550-7506

Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, CA 92122
Attn: Mr. Paul V. Maier
Telephone No.: (858)550-7500
Facsimile No.: (858)550-7506

With a copy to:	Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
Attn: Robert D. Buell, Esq.
Telephone No.: (619) 699-2539
Facsimile No.: (619)645-5337

To Prospective Buyer:	Slough Estates USA Inc.
400 Oyster Point Blvd., Suite 409
South San Francisco, CA 94080
Attn: Jonathan Bergschneider
Telephone No.: (650)875-1002
Facsimile No.: (650)875-1003
Any party may from time to time, by written notice to the other, designate a different address, which shall be substituted for the one above specified. Unless otherwise specifically provided for in this Access Agreement, all notices, demands or other communications shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery to an officer of any party or (ii) as of the third Business Day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (iii) the Business Day of confirmed delivery if delivered by Federal Express or other equivalent overnight delivery system. Facsimile numbers are provided solely as an accommodation and shall not be effective for delivery of notices under this Access Agreement.

5

     IN WITNESS WHEREOF, the undersigned have executed this Access Agreement as of the date set forth above.

OWNER:

NEXUS EQUITY VI, LLC, a California limited liability company

By:	/s/ Paul V. Maier

	Its:	SENIOR VP, CFO

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:	/s/ Paul V. Maier

	Its:	SENIOR VP, CFO
By:

Its:

PROSPECTIVE BUYER:

SLOUGH ESTATES USA INC.,
a Delaware corporation

By:	/s/ Jonathan M. Bergschneider

	Its:	SENIOR VICE PRESIDENT
By:

Its:

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EXHIBIT F
FORM OF DEED

RECORDING REQUESTED BY:

MAIL TAX STATEMENTS TO AND
WHEN RECORDED MAIL TO:

A.P.N.	SPACE ABOVE THIS LINE FOR RECORDER’S USE

Order No.

Escrow No.

DOCUMENTARY TRANSFER TAX TO BE BY SEPARATE STATEMENT PURSUANT TO CALIFORNIA REVENUE AND TAXATION CODE SECTION 11932
GRANT DEED
FOR A VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, NEXUS EQUITY VI, LLC, a California limited liability company (“Grantor”), hereby GRANT(S) to SLOUGH ESTATES USA INC., a Delaware corporation (“Grantee”), the real property in the County of San Diego, State of California, described as:
     See Exhibit “A” attached hereto and incorporated herein by this reference.
THE REAL PROPERTY CONVEYED HEREIN BY GRANTOR TO GRANTEE IS CONVEYED AND ACCEPTED SUBJECT TO:
1. CURRENT REAL PROPERTY TAXES AND ALL UNPAID NONDELINQUENT GENERAL AND SPECIAL TAXES, BONDS AND ASSESSMENTS;
2. ALL COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, RIGHTS, RIGHTS OF WAY AND OTHER MATTERS OF RECORD AND/OR APPARENT BY INSPECTION; and
3. ZONING ORDINANCES AND REGULATIONS AND ANY OTHER LAWS, ORDINANCES OR GOVERNMENTAL REGULATIONS REGULATING THE USE, OCCUPANCY OR ENJOYMENT OF THE PROPERTY.
[Signatures continued on next page]

7

GRANTOR:

NEXUS EQUITY VI, a California limited liability company

By:	LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation, its Sole Member

By:
Its:

By:
Its:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:
Its:
By:
Its:

STATE OF CALIFORNIA	)
)
COUNTY OF	)
     On                      , before me,                      , Notary Public, personally appeared                                           personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.WITNESS my hand and official seal.
Signature                                          (Seal)

RECORDING REQUESTED BY:
MAIL TAX STATEMENTS TO AND WHEN RECORDED MAIL TO:

A.P.N.
Order No.
Escrow No.
DOCUMENTARY TRANSFER TAX TO BE BY SEPARATE STATEMENT PURSUANT TO CALIFORNIA REVENUE AND TAXATION CODE SECTION 11932
GRANT DEED
     FOR A VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Grantor”), hereby GRANT(S) to SLOUGH ESTATES USA INC., a Delaware corporation (“Grantee”), the real property in the County of San Diego, State of California, described as:
     See Exhibit “A” attached hereto and incorporated herein by this reference.
THE REAL PROPERTY CONVEYED HEREIN BY GRANTOR TO GRANTEE IS CONVEYED AND ACCEPTED SUBJECT TO:
1.	CURRENT REAL PROPERTY TAXES AND ALL UNPAID NONDELINQUENT GENERAL AND SPECIAL TAXES, BONDS AND ASSESSMENTS;
2.	ALL COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, RIGHTS, RIGHTS OF WAY AND OTHER MATTERS OF RECORD AND/OR APPARENT BY INSPECTION; and
3.	ZONING ORDINANCES AND REGULATIONS AND ANY OTHER LAWS, ORDINANCES OR GOVERNMENTAL REGULATIONS REGULATING THE USE, OCCUPANCY OR ENJOYMENT OF THE PROPERTY.
[Signatures continued on next page]

GRANTOR:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

STATE OF CALIFORNIA	)
)
COUNTY OF	)
On                     , before me,                                         , Notary Public, personally appeared                                                              personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature                                          (Seal)

EXHIBIT G
LEASE

LEASE
SLOUGH ESTATES USA INC.
“Landlord”
AND
LIGAND PHARMACEUTICALS, INCORPORATED
“Tenant”
LOT 15
TORREY PINES SCIENCE CENTER
SAN DIEGO, CALIFORNIA

LEASE
     THIS LEASE (“Lease”) is made as of the ___ day of                     , 2006, by and between SLOUGH ESTATES USA INC., a Delaware corporation (“Landlord”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Tenant”).
     1. Lease Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises (“Premises”) consisting of (i) that certain real property (“Land”) legally described as Parcel 2 of Parcel Map 17826, in the City of San Diego, County of San Diego, State of California, according to Map thereof, filed in the Office of the County Recorder of San Diego County, February 18, 1997, (ii) the building located on the Land (the “Building”) and (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto, including, but not limited to, ingress and egress to the public right-of-way (the “Improvements”). The Premises are a part of a development known as Torrey Pines Science Center.
     2. Basic Lease Provisions.
          2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.
          2.1.1 Rentable Area of Premises: Approximately 82,500 square feet
          2.1.2 Basic Annual Rent: $2,970,000.00
          2.1.3 Monthly Installment of Basic Annual Rent: $247,500.00, subject to three percent (3%) annual increases in accordance with Section 6
          2.1.4 Term Commencement Date:                     , 2006
          2.1.5 Term Expiration Date: Fifteen (15) years from the Term Commencement Date
          2.1.6 Permitted Use: Uses permitted in Section 10.1
          2.1.7 Address for Rent Payment and Notices to Landlord:
Slough Estates USA Inc.
444 N. Michigan Ave., Suite 3230
Chicago, IL 60611
Attn: Marshall Lees

Address for Notices to Tenant:
Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121
Attn: Chief Financial Officer
          2.1.8 Security Deposit: None.
     3. Term.
          3.1 This Lease shall take effect upon the date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto.
          3.2 The approximate term of this Lease is as set forth in Section 2.1.4. The actual term of this Lease will be that period from the Term Commencement Date through the Term Expiration Date, subject to earlier termination of this Lease or extension of the term of this Lease as provided herein.
     4. Possession and Commencement Date.
          4.1 Tenant acknowledges that it is currently in possession of the Premises and that Landlord’s obligation to tender possession of the Premises to Tenant has been satisfied.
          4.2 Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such is established, in substantially the form attached hereto as Exhibit “A”.
     5. Rent.
          5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Article 6. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the term of this Lease.
          5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”), at the times hereinafter specified in this Lease, Operating Expenses as provided in Article 7, Taxes and Assessments, reimbursement and expenses of Landlord’s performance of any obligations of Tenant under this Lease, and all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

          5.3 Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense except as set forth in this Lease or pursuant to law (unless otherwise set forth in this Lease), at the office of Landlord as set forth in Section 2.1.7 or to such other person or at such other place as Landlord may from time to time designate in writing.
          5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.
          5.5 This is an absolutely triple net lease to Landlord. It is the intent of the parties that the Basic Annual Rent payable under this Lease shall be a net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises unless otherwise expressly provided in this Lease.
     6. Rental Adjustments. The initial Basic Annual Rent set forth in Section 2.1.2 shall be increased each year by three percent (3%). The first such increase shall become effective commencing with that monthly rental installment which is first due on or after the first (1st) annual anniversary of the Term Commencement Date and subsequent increases shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect.
     7. Additional Rent and Expenses.
          7.1 Within fifteen (15) days after receipt of a statement or invoice from Landlord, Tenant shall pay to Landlord as Additional Rent, (i) reimbursement and expenses of Landlord’s performance of any obligations of Tenant under this Lease, including but not limited to the provisions of Section 7.2, Article 13 (Taxes and Assessments subject to Section 13.3), Article 16 (Utilities and Services), Article 18 (Repairs and Maintenance), Article 22 (Damage or Destruction), and Section 24.3, and (ii) costs of management services in an amount not to exceed one percent (1%) of the then current Basic Annual Rent, per annum (“Management Fee”). Tenant shall not be obligated to pay any property management fees, personnel or similar costs, except for the Management Fee.
          7.2 Tenant shall pay directly to the provider of the services all costs of any kind incurred in connection with the operation, maintenance, repairs, replacements and management of the Premises (“Operating Expenses”), including, by way of examples and not as a limitation upon the generality of the foregoing, (i) costs of maintenance, repairs and replacements fixtures and personal property within the Premises as appropriate to maintain the Premises in commercially reasonable condition (allowing wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including capital and structural improvements (as amortized over their useful life), equipment utilized for operation and maintenance of the Premises, and all other fixtures and personal property; (ii) costs of new fixtures added to the Premises by Tenant; (iii) costs of utilities furnished to the Premises; (iv) sewer fees; (v) costs of trash collection; (vi) costs of cleaning;

(vii) costs of maintenance and repairs of heating, ventilation, air conditioning, plumbing, electrical and other systems; (viii) costs of maintenance of landscape, grounds, drives and parking areas, including periodic resurfacing; (ix) assessments and other expenses payable pursuant to the Project Documents (described in Section 10.2 subject to Section 13.3); (x) costs of security services and devices; (xi) insurance premiums and portions of insured losses deductible by reason of insurance policy terms; (xii) costs of service contracts and services of independent contractors retained by Tenant to do work of a nature before referenced; (xiii) costs of compensation (including employment taxes and fringe benefits) of persons who perform regular and recurring duties connected with the day-to-day operation and maintenance exclusively of the Premises, including without limitation, janitors, floorwaxers, window-washers, watchmen, gardeners, sweepers, and handymen and (xiv) costs of compliance with new governmental laws, ordinances, regulations and requirements enacted after the Term Commencement Date.
          7.3 The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue until the date of termination of the Lease. Notwithstanding the foregoing, Tenant’s obligations to pay Operating Expenses which accrue through the date of termination of the Lease, shall survive the termination of the Lease.
          7.4 Operating Expenses for the calendar year in which Tenant’s obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Within ten (10) days after written notice from Landlord (which, unless written notice of nonpayment is received from the provider of an Operating Expense, may be given no more than four (4) times per calendar year), Tenant shall deliver to Landlord evidence of the Tenant’s payment of routine and/or monthly Operating Expenses.
          7.5 In fulfilling its obligations set forth in Section 7.2 and Article 18, Tenant shall maintain the roof, HVAC system, elevator and other systems in accordance with no less than the minimum standards established by the manufacturer and the minimum standards necessary to maintain any warranties in effect, and in a commercially reasonable manner, and Tenant may enter into such maintenance contracts as Tenant determines is reasonably necessary maintain the Premises in a first class condition. Landlord shall have the right, upon reasonable notice, to inspect and copy any such maintenance contracts, as well as records of maintenance conducted by Tenant or any such service provider. Within ten (10) days after written notice from Landlord to be given no more than one (1) time per calendar year, Tenant shall deliver to Landlord evidence of the current maintenance contracts, inspections, and services performed.
     8. Tenant’s Right to Inspect. Tenant shall have the right, upon reasonable notice, to inspect and copy documents showing in reasonable detail the actual expense paid by Landlord pursuant to Section 7.1 of this Lease, if any. Landlord shall maintain such documents as are reasonably necessary for such purpose for a period of not less than one (1) year. If, after such inspection, Tenant disputes the amount of Additional Rent payable by Tenant, Tenant shall be entitled to retain an independent nationally or regionally recognized certified public accountant to audit or review Landlord’s records to determine the proper amount of Additional Rent. If such audit or review reveals that Landlord has overcharged Tenant, then within ten (10) business days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within ten (10) business days after the results of the audit are made available to Tenant, Tenant shall reimburse

Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit if Tenant the Additional Rent is within 5% of the landlord’s actual costs, and Landlord shall pay the cost of such audit if its actual costs are less than 95% or more than 105% of the Additional Rent charged to Tenant.
     9. Security Deposit. There is no security deposit.
     10. Use.
          10.1 Tenant may use the Premises for any of those purposes, and only those purposes, allowed by (i) the City of San Diego Scientific Research Zone Ordinance in effect from time to time and as applicable to the Premises, (ii) any other applicable laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises, and (iii) all covenants, conditions and restrictions in the Project Documents (defined in the following Section 10.2) or otherwise recorded against the Land, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord acknowledges that Tenant’s activities may include scientific research and development pertaining to pharmaceuticals (including radio-active materials and other regulated substances), corporate and other office space, ancillary manufacturing capabilities, and a vivarium, subject to the terms, conditions and restrictions set forth in Article 33. Tenant may change the use of the Premises from time to time as long as such changed use is authorized by this Section 10.1, such use is legally permissible, and Tenant first obtains the written consent of Landlord, which consent shall not be unreasonably withheld.
          10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, regulations, requirements, permits and approvals applicable to the Premises, and the Project Documents described below. Tenant shall not use or occupy the Premises in violation of any law or regulation. Tenant shall immediately deliver to Landlord copies of all written notices pertaining to any alleged violation of federal, state or local laws, regulations, ordinances, requirements, permits, approvals or any alleged violation of any of the Project Documents.
     Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises.
     This Lease, and any sublease or assignment entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any of the Project Documents affecting the Property which may be amended or modified from time to time in a manner consistent with the terms and intent of such Project Documents.

     The “Project Documents” include the following documents, as they may be amended from time to time:
               (a) Hazardous Material Documents, as such are defined in Section 33.4;
               (b) Declaration of Covenants, Conditions and Restrictions for Torrey Pines Science Center (Unit 2) dated June 22, 1994, and recorded on June 27, 1994 as File No. 1994-0405385 of the Official Records of San Diego County, California (“CC&Rs”);
               (c) Articles of Incorporation and Bylaws of Torrey Pines Science Center Association for Unit 2;
               (d) Planned Industrial Development Permit No. 86-0884 and Planning Director Resolution No. 7658, dated September 26, 1988, as amended to incorporate the conditions of approval of Coastal Development Permit No. 6-88-504, and including a copy of the City regulations for the SR Zone, and amended PID 96-0738;
               (e) Coastal Development Permit No. 6-88-504, approved February 5, 1991, and all conditions of approval thereof;
               (f) Final Map No. 12845;
               (g) Parcel Map No. 17826;
               (h) Provisions of the SR Zone and other applicable zoning as such may be adopted or amended by the City of San Diego from time to time; and
               (i) All easements, agreements, declarations, covenants, conditions and restrictions of record as of the Term Commencement Date.
          10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises.
          10.4 Tenant shall comply with the Americans with Disabilities Act of 1990 (“ADA”), and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements (as set forth in Section 7.2 above), alterations, repairs and replacements to the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17 of this Lease; provided, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by

Landlord that such alterations comply with the provisions of the ADA. However, nothing in this Lease shall be construed to require Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until Landlord or Tenant has received written notice of the need for such capital improvements, alterations, repairs or replacements from a court of law exercising proper jurisdiction with regard thereto, or from any government entity. Notwithstanding the foregoing, Tenant shall have the right to object to and defend against any such notice from a governmental entity, provided that (a) Tenant has good faith belief that such improvements, alterations, repairs or replacements are unnecessary and not required to comply with ADA and (b) Tenant agrees to indemnify and defend Landlord against and save Landlord harmless from all demands, claims, causes of action and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), relating to Tenant’s objection or defense against any such notice from a governmental entity.
          10.5 Tenant may maintain current signage and, subject to Landlord’s reasonable approval, install additional signage on and about the Premises, to the extent permitted by, and in conformity with, applicable provisions of the Project Documents and the City of San Diego Sign Ordinance. Tenant acknowledges it is familiar with the restrictions of the Project Documents and the City of San Diego Sign Ordinance, and is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. No other sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises which is visible from outside the Building, or any part of the exterior of the Building or elsewhere in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 28.
          10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.
     11. Brokers. Other than Burnham Real Estate (Lynn LaChapelle, Robert Prendergast, Brent Jacobs, Greg Bisconti and Brian Cooper) on behalf of Tenant and Burnham Real Estate (Jed Stirnkorb) on behalf of Landlord, the parties represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease. Tenant and Landlord shall each be responsible for any commission or other amount claimed by or due as set forth above. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any broker as a result of any act or agreement of the indemnitor.
     12. Holding Over.
          12.1 If, with Landlord’s written consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein. Such continued occupancy with Landlord’s consent shall include up to three (3) months so long as Tenant has given written notice to Landlord at least nine (9) months prior to such expiration or termination of the term.
          12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease as may be applicable to a tenant at sufferance and any such holdover shall not constitute an extension of this Lease; except that Tenant shall pay monthly rental for the first three (3) months shall be equal to one hundred twenty percent (120%) of the Basic Annual Rent in effect during the last twelve (12) months of the Lease term, and thereafter shall be equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect during the last twelve (12) months of the regular Lease term. In addition, if Landlord delivers ninety (90) days prior written notice to Tenant that a specifically identified successor occupant is ready, willing and able to move in and occupy the Premises upon the expiration or termination of the term hereof, then Landlord may pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant, may recover all damages, direct or consequential resulting therefrom, and Tenant shall indemnify, defend, and hold Landlord harmless from and against any losses, damages, or claims related thereto.
          12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.
          12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.
     13. Taxes and Assessments.
          13.1 Landlord shall direct the applicable tax authority to submit the appropriate bill/invoice directly to Tenant at the address identified herein. Upon receipt of such bill or invoice, Tenant shall pay and discharge as they become due, before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature, and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or may become a lien or charge on the Premises, or any part thereof, or any improvements now or hereafter thereon, or on Landlord by reason of its ownership, leasing, renting or operating of the Premises or any part thereof, during the entire term hereof, saving and excepting only those taxes hereinafter in this Article 13 specifically excepted (the “Taxes”). Taxes include, without limitation, real estate taxes, Mello-Roos, supplemental taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other service, any tax imposed upon this transaction, any tax or excise or rent or any other tax or fee (however described) on account of rental received for use and occupancy of any or all of the Project, whether any such taxes are imposed by the United States, the state, any local governmental municipality, county or authority or agency, or any other political subdivision of any thereof, saving and excepting only those taxes hereinafter in this Article 13 specifically excepted. Taxes shall also include all reasonable costs and expenses (including, without limitation, legal fees and court costs) charged for the protest or the reduction of any of the aforesaid taxes by Tenant, whether such protest or reduction is ultimately successful or not.
          13.2 Specifically and without in any way limiting the generality of the foregoing, Tenant shall pay any and all special assessments or levies or charges made by any municipal or political subdivision for local improvements, and shall pay the same in cash as they shall fall due and before they shall become delinquent and as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision. If the right is given to pay either in one sum or in installments, Tenant may elect either mode of payment and its election shall be binding on Landlord. If by making an election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord. All other taxes and charges payable under this Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those payable under any of the Project Documents, and those imposed by the City of San Diego or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant’s approval, Landlord, and not Tenant, shall pay any special assessments, levies or charges sought by such action.
          13.3 Anything in this Article 13 to the contrary notwithstanding, Tenant shall not be required to pay (i) any estate, gift, inheritance, succession, franchise, income, or excess profits taxes that may be payable by Landlord or Landlord’s legal representative, successors, or assigns, or (ii) any increases in Real Property Taxes and Assessments caused by any sale, transfer or other “Change in Ownership” (as such term is used in California Revenue & Taxation Code Sections 60 et seq.,) of the Building or Premises occurring more than five (5) years after the Term Commencement Date, except for the sale of the Premises by Nexus Equity VI, LLC, a California limited liability company (“Nexus”), to Landlord.
          13.4 Any and all rebates on account of the Taxes paid by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquaintances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.
          13.5 Upon written notice from Landlord to Tenant, within ninety (90) days following the conclusion of each calendar year during the term of this Lease, and at such more frequent times as Landlord may reasonably request, Tenant shall obtain and deliver to Landlord receipts or duplicate receipts or copies thereof evidencing payment of the Taxes and other items required hereunder to be paid by Tenant, together with an accounting showing in reasonable detail the Taxes and other items paid.
          13.6 If Tenant shall in good faith desire to contest the validity or amount of any of the Taxes, or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so, and to defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, by giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least fifteen (15) days prior to delinquency, and by protecting Landlord on demand by a good and sufficient surety bond against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest, liability, or damage arising out of a contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord’s name, provided that Tenant pay Landlord’s reasonable costs and expenses associated with the proceeding or contest and that Tenant indemnifies Landlord against any liability associated with such proceeding or contest. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment. If Landlord shall in good faith decide to contest the validity or amount of any of the Taxes, Tenant shall only be liable for the reasonable expenses incurred by Landlord for such contest to the extent of any resulting savings in a revised, lower Tax amount for the first year of such lower amount. All other expenses of such Landlord contest shall be borne by Landlord.
          13.7 To the extent Tenant fails to make any payment required by this Article 13 and Landlord does so on Tenant’s behalf, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and 24.3 of this Lease.
          13.8 Tenant shall pay prior to delinquency, all taxes charged against trade fixtures, furnishings, equipment and all other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises. If any such taxes on Tenant’s personal property are levied against and previously paid by Landlord or the Premises, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.
     14. Condition of Premises.
          14.1 Tenant acknowledges and agrees that Tenant is taking possession of the Premises in their “as-is” condition and that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or with respect to their suitability for the conduct of Tenant’s business.
          14.2 Tenant’s taking possession of the Premises shall constitute acceptance of the Premises in the condition in which they then exist, and shall waive any right or claim Tenant may have against Landlord for any cause directly or indirectly arising out of the condition of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof.
          14.3 Landlord hereby assigns to Tenant, and Tenant shall have the benefit of, on a non-exclusive basis, any and all warranties with respect to the design, materials and construction of the Premises which are assignable to Tenant. Landlord and Tenant agree to cooperate with regard to the enforcement of all such warranties, rights and claims. All such warranties, rights and claims shall revert to Landlord exclusively upon the expiration or earlier termination of this Lease. Tenant shall comply with whatever maintenance and similar standards are required to maintain any applicable warranties in affect.
          14.4 Landlord shall not be sued or named as a party in any suit or action to enforce any such warranty except as may be necessary to secure jurisdiction of Landlord or to the extent necessary to enforce any such warranty. Landlord shall not be required to answer or otherwise plead to any complaint and no judgment will be taken or writ of execution levied against Landlord with respect thereto. Without limited the foregoing, Tenant shall (i) not name Landlord as a party or participant in any suit or action to such warranty except as may be necessary to secure jurisdiction of Landlord or to the extent necessary to enforce any such warranty, (ii) Tenant shall indemnify, defend and hold harmless Landlord against any claims, suits or actions related to the enforcement of any such warranties.
          14.5 At the expiration, or earlier termination of this Lease, or upon the exercise of any right of Landlord to dispossess Tenant from the Premises, Tenant shall surrender the Premises in good and clean condition and repair, ordinary wear and tear, casualty and condemnation excepted, and in accord with the requirements of this Lease, including Article 33 hereof.
     15. Parking Facilities. Parking on the existing surface parking area of the Premises shall be provided to Tenant and Tenant shall not place any equipment, storage containers or any other property on the surface parking area except as allowed by the Project Documents or approved by Landlord, which approval shall not be unreasonably withheld.
     16. Utilities and Services.
          16.1 Whenever possible, Tenant shall pay directly to the provider for all water, gas, electricity, telephone, sewer, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.
          16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof, provided, however, if any such failure is due to the gross negligence or willful misconduct of Landlord, and such failure continues beyond three (3) consecutive calendar days, then Rent shall be equitably abated until uninterrupted service is restored. Tenant acknowledges and agrees that it shall insure against any risks it determines are necessary to be insured against pursuant to this Section 16.2.
     17. Alterations.
          17.1 Tenant shall make no alterations, additions or improvements (hereinafter in this section, “improvements”) in or to the Premises, other than interior non-structural alterations, additions or improvements costing less than Fifty Thousand Dollars ($50,000) (“Permitted Alterations”), without notice to Landlord. For any alteration not a Permitted Alteration, Tenant shall deliver notice to Landlord, with plans and specifications and working drawings for the improvements.
          17.2 The improvements shall be constructed only by licensed contractors. Tenant shall cause any such contractor must have in force a general liability insurance policy of not less than $3,000,000, property damage insurance, and other insurance or at such higher limits as Landlord may reasonably require, which policy of insurance shall name Landlord, Landlord’s property manager and lender, as an additional insured. Except for the negligence or willful misconduct of Landlord’s Agents (as hereinafter defined), each contractor, and Tenant with respect to any activity of each contractor, shall indemnify defend and hold Landlord and Landlord’s Agents harmless from and against any and all claims, demands, liabilities, damages, actions, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees), to the extent arising out of or in connection with the presence on the Premises of, and the actions or failures to act of, such contractors or subcontractors. Tenant shall provide Landlord with the name of all contractors prior to the commencement of construction. Tenant shall maintain, and shall provide copies to Landlord of, all plans, specifications, drawings (including, particularly, “as-builts”) of any and all improvements, alterations, additions, renovations, repairs, installations of fixtures or other equipment and the like for which as-built drawings are typically provided. Landlord shall be permitted to observe any and all such work by Tenant on the Premises so long as Landlord does not interfere with or hinder any of Tenant’s use or occupancy of the Premises, or the work of construction.
          17.3 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.
          17.4 Tenant covenants and agrees that all work done by Tenant shall be performed and completed in substantial compliance with the plans and specifications and in compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in substantial compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau.
          17.5 Before commencing any work (other than Permitted Alterations), Tenant shall give Landlord at least five (5) days’ prior written notice of the proposed commencement of such work.

          17.6 All alterations, additions and improvements installed in, on or about the Premises, shall be part of the Building and shall be the property of Landlord.
          17.7 Notwithstanding anything herein to the contrary, upon the expiration or termination of the Lease term, Tenant shall surrender the Premises containing at least as much laboratory space as existed on the Premises on the Term Commencement Date, and the laboratory space will be of substantially the same character, quality, and utility as existed on the Term Commencement Date, ordinary wear and tear excepted.
     18. Repairs and Maintenance.
          18.1 Tenant shall, throughout the term of this Lease, at its own cost and expense (subject to recovery under any warranties assigned to Tenant under Section 14.3), and without any cost or expense to Landlord, keep and maintain in good, sanitary and neat order, and repair, the Premises and every part thereof (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including structural and capital improvements, all improvements, fixtures, equipment and personal property built or installed in the Premises, and all appurtenances thereto, including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises. Without in any way limiting the foregoing, Tenant shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain it in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof in good condition; and to take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good operable condition at all times.
          18.2 Tenant shall at all times during the term of this Lease, and at Tenant’s expense, maintain the exterior of the Building, the parking areas, landscaping and all other portions of the Premises visible from the surrounding streets in a commercially reasonable condition, and shall maintain sightly screens, barricades or enclosures around any waste or storage areas.
          18.3 There shall be no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein, unless and to the extent of Landlord’s negligent or intentional misconduct. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may do so pursuant to the provisions of Section 24.3 of this Lease, and Landlord’s performance of the same shall in no event waive any default by Tenant or release Tenant from any of its obligations hereunder.

     19. Liens.
          19.1 Tenant shall keep the Premises and every part thereof free from any encumbrances or any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any encumbrance or lien filed against the Premises (except to the extent caused by Landlord) will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.
          19.2 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within thirty (30) days after Landlord delivers notice thereof to Tenant, cause (1) copy of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s being in a position to show such lien is not applicable to any interest of Landlord. Notwithstanding the foregoing, no such financing or grant of security interest shall attach to any such item which must remain on the Premises at the expiration or the earlier termination of this Lease (including, but not limited to, lab benches, fume hoods, cold rooms (including all equipment and ancillary items necessary to the proper functioning thereof) and wet laboratories (including all equipment and ancillary items necessary to the proper functioning thereof)), and Tenant shall execute such documents, in recordable form if necessary, to establish and provide notice of Landlord’s prior and superior rights in this regard.
     20. Indemnification and Exculpation.
          20.1 Tenant agrees to indemnify Landlord, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors and employees (collectively, “Landlord’s Agents”), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of or injury to person or damage to property arising out of (i) Tenant’s use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (ii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants. Tenant’s obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.
          20.2 Landlord agrees to indemnify Tenant and Tenant’s shareholders, directors, officers, agents, and employees (collectively “Tenant’s Agents”) against and save them harmless from all demands, claims, causes of action and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of, or injury to, any person or damage to property arising from or out of any occurrence in, upon, or about the Premises during the term of this Lease if caused by the willful misconduct or gross negligence of Landlord or Landlord’s directors, officers, agents, employees, servants, contractors, invitees and subtenants, unless caused in part by the willful misconduct or gross negligence of Tenant or Tenant’s Agents. Landlord’s obligations under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.
          20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage, unless caused by Landlord’s or Landlord’s Agents’ willful misconduct or gross negligence.
     21. Insurance — Waiver of Subrogation.
          21.1 Commencing on the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, commercial general liability insurance, on an occurrence basis, insuring Tenant and Tenant’s agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $5,000,000.00 and a general aggregate limit of $5,000,000.00. Such insurance shall: (i) name Landlord, and Landlord’s lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant’s indemnity obligations under Section 20.1; (iii) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord’s lenders; and (iv) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds.
          21.2 At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, “all risk” insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, and malicious mischief covering the Building (exclusive of excavations, foundations and footings), Tenant’s Improvements (whether owned by Landlord or Tenant), and all other improvements and fixtures that may be constructed or installed on the Premises, in an amount equal to the full replacement value thereof. The aforementioned “all risk” insurance policy shall include an agreed amount endorsement, and an inflation endorsement (if available for a commercially reasonable cost) and shall cover all acts of terrorism. At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, boiler and machinery coverage of not less than $10,000,000. At all times during the course of any major demolition or construction permitted hereunder, or any restoration pursuant to Articles 22 or 23, Tenant shall maintain, at Tenant’s expense, “all risk” builder’s risk insurance, including, but not limited to, coverage against loss of damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to the full replacement value thereof. The insurance described in this Section 21.2 shall: (i) insure Landlord, and Landlord’s lenders if required by such lenders, as their interests may appear; (ii) contain a Lender’s Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord’s lenders and (in the event there is no lender such Form shall be modified to insure Landlord interest in the same manner) name Landlord, or Landlord’s lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord’s lenders, which shall be excess insurance. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and Tenant’s Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22.
          21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, business interruption insurance in order to insure that the Basic Annual Rent and Operating Expenses provided for hereunder will be paid for a period of not less than one (1) year after any casualty insured against by all risk policy of insurance described in Section 21.2 above or any restriction of access to the Premises as a result of such casualty and shall also insure the 365 days extended period of indemnity. The insurance described in this Section 21.3 shall: (i) insure Landlord, and Landlord’s lenders if required by such lenders, as their interests may appear; (ii) contain a Lender’s Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord’s lenders and name Landlord, or Landlord’s lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord’s lenders, which shall be excess insurance.
          21.4 At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, “all risk” insurance against all other personal property, including trade fixtures, equipment and merchandise of Tenant in an amount equal to the full replacement value thereof.
          21.5 At all times during the term of this Lease, Tenant shall maintain workers’ compensation insurance in accordance with California law.
          21.6 At all times during the term of this Lease, Tenant shall maintain seismic insurance, with coverage and in amounts as reasonably determined by Landlord and commercially reasonable. In addition, Landlord agrees to make available to Tenant information on inclusion of the Premises in Landlord’s portfolio seismic insurance program, including expected cost.
          21.7 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in California and rated A – (minus), VII, or better in Best’s Insurance Guide. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will endeavor to give Landlord, and Landlord’s lenders if required by such lenders, at least ten (10) days’ prior written notice before the applicable policy shall be cancelled for non-payment of premium, and thirty (30) days’ prior written notice before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Tenant). Tenant shall pay all of the premiums for such insurance and all deductible amounts provided for thereunder. Tenant shall deliver to Landlord, and to Landlord’s lenders if required by such lenders, copies of the insurance policies, certified by the insurer, or certificates of liability and evidence of property (Form 27 or 28) evidencing such insurance policies, issued by the broker, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least fifteen (15) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord’s lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate of liability and evidence of property (Form 27 or 28) evidencing the same, together with evidence of payment of the required premiums. If Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within five (5) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent. Landlord reserves the right to change the coverages or increase the minimum limits required hereunder from time to time in a commercially reasonable manner, consistent with market and region where the Premises are located, and Tenant agrees to comply with any reasonable notice from Landlord to change the coverages or increase its policy limits within sixty (60) days of the date of Landlord’s notice.
          21.8 Tenant may provide the property insurance required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Tenant; provided, however, that the amount and type of coverage afforded to the Landlord shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.
          21.9 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, and representatives of the other, on account of loss or damage (including any claims for bodily injury to persons and/or damage to property) occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party at the time of such loss or damage, which waiver shall continue in effect as long as the parties’ respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer’s written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.8, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other’s insurer.
     22. Damage or Destruction.
          22.1 Tenant shall give written notice to Landlord immediately upon any damages to or destruction of the Premises if the loss sustained exceeds One Hundred Thousand Dollars ($100,000). Except with regard to Material Damage as defined in Section 22.2 below, in the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively, “improvements”), Tenant shall within a reasonable time (not to exceed 365 days from the date of the casualty) commence and proceed in a commercially reasonable manner to repair, reconstruct and restore (collectively, “restore”) such improvements to substantially the same condition and utility as they were in immediately prior to the casualty so long as the insurance proceeds plus the deductible for which Tenant is responsible are sufficient to cover the actual cost of restoration. Tenant acknowledges and agrees that it is required to maintain business interruption insurance and that Tenant shall not be entitled to any abatement of the Basic Annual Rent or Additional Rent as a result of (a) any insured casualty or (b) any uninsured casualty caused by Tenant’s and Tenant’s Agents’ gross negligence or willful misconduct. In the event Tenant fails to restore the improvements within three hundred sixty five (365) days for the date of casualty, Landlord, without limiting any of its rights due to Tenant’s default, may elect to complete the construction said improvements and Tenant shall assign all of the insurance proceeds to Landlord and Tenant shall pay to Landlord an amount equal to the deductible amount. Except as expressly set forth below, this Lease shall continue in full force and effect, notwithstanding such damage or destruction.
          22.2 In the event of damage, destruction and/or restoration (i) renders unusable more than ten percent (10%) of the usable square feet of the Building, or (ii) the Premises cannot be fully repaired or restored within two hundred seventy (270) days after the occurrence of such damage (“Material Damage”), then Tenant shall have the right to terminate this Lease by giving written notice to Landlord of termination within ninety (90) days after the occurrence of such Material Damage (“Notice of Termination”). Termination of this Lease pursuant to this subsection shall be effective upon the termination date as set forth in Notice of Termination. In addition, in the event of Material Damage within the three (3) years just prior to the scheduled expiration of the term, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the occurrence of such Material Damage; provided, however, Tenant may negate such Landlord termination by, within thirty (30) days after receipt of such Landlord’s notice, electing to extend the term of this Lease pursuant to Article 34 below. In the event this Lease is terminated pursuant to this Section 22, Tenant shall assign all insurance proceeds to Landlord and shall pay to Landlord an amount equal to the deductible amount of the “all risk” insurance described in Section 21.2 above.
          22.3 In the event of any uninsured casualty, without limiting any of Landlord’s rights hereof, Landlord shall have right to terminate this Lease upon written notice to Tenant; provided, however, Tenant may, at its option, elect to continue the Lease and negate such Landlord’s decision to terminate by delivering written notice to Landlord within thirty (30) days of receipt of Landlord’s notice and agreeing to pay unabated Rent from the date of receipt of Landlord’s notice and all costs of repair of such uninsured casualty.
     23. Eminent Domain.
          23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.
          23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Tenant may elect to terminate this Lease upon written notice of termination to Tenant. Termination pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority.
          23.3 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, that renders the Premises unsuitable for Tenant’s business operations in Tenant’s reasonable discretion, then Tenant may elect to terminate this Lease upon written notice of termination to Landlord. Termination pursuant to this Section shall be effective as of the date possession is required to be surrendered to said authority.
          23.4 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Tenant shall restore the Building to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking (but only to the extent that sufficient condemnation proceeds are made available to Tenant), and Tenant shall restore the Tenant improvements which Tenant either constructed or paid for and Tenant’s other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. Each party waives the provisions of Code of Civil Procedure

Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises except in accordance with Article 23.
          23.5 Landlord reserves all rights to any award or compensation for damage to the Improvements, the Premises, and the leasehold estate created by this Lease, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority. Tenant shall have the right to make a separate claim in any condemnation proceeding for the unamortized or undepreciated value of the Tenant improvements and alterations paid for and owned by Tenant which Tenant may remove at the expiration or earlier termination of this Lease, and reasonable removal and relocation costs.
          23.6 After any taking where this Lease continues in effect, Basic Annual Rent shall be abated proportionately on the basis of rental value of the Premises including improvements and features, as restored after the taking compared to the rental value of the Premises prior to such taking.
     24. Defaults and Remedies.
          24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days of the date such payment is due, Tenant shall pay to Landlord interest at the rate of six percent (6%) per annum of the overdue Rent. In the event the Tenant’s failure to pay Rent continues for sixty (60) days, the interest rate shall be increased to the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum interest rate permitted by law, (the “Default Rate”). In the event Tenant fails to timely pay Rent on two or more occasions in any twelve month period, Tenant shall pay the Default Rate on all overdue Rent. The parties agree that this interest represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.
          24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment “under protest’ and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.
          24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to he performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act, provided, that such failure by Tenant continued for ten (10) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord.
          24.4 The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:
               (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;
               (b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;
               (c) Tenant makes an assignment for the benefit of creditors;
               (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant’s assets;
               (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;
               (f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within sixty (60) days; or
               (g) Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within sixty (60) days of the action.
     Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.
          24.5 In the event of a Default by Tenant, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:
               (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
               (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus
               (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus
               (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus
               (e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
     As used in Subsections (a), (b) and (c), the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Subsection (c) above, the “worth at the time of award” shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.
          24.6 If Landlord does not elect to terminate this Lease as provided in Section 24.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.
          24.7 In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any rent from such tenant. The proceeds of any such reletting shall be applied as follows:
     First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

     Second, to the payment of reasonable costs and expenses of reletting the Premises, including reasonable attorneys’ fees incurred by Landlord in connection with the retaking of the Premises and such reletting;
     Third, to the payment of Rent and other charges due and unpaid hereunder; and
     Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.
          24.8 No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.
          24.9 Termination of this Lease or Tenant’s right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued.
          24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
          24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure.
          24.12 In the event of Landlord default, Tenant may pursue all rights and remedies available at law, or in equity.
     25. Assignment or Subletting.
          25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, assign, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant’s employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord agrees not to unreasonably withhold consent to any such assignment of this Lease or subletting of all or any portion of the Premises provided that Tenant requests the same in writing and provided that (i) at the time thereof, Tenant is not in default under this Lease, (ii) Landlord, in its reasonable discretion, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed assignee or sublessee, are commercially reasonable, (iii) any assignee or sublessee shall expressly assume all the obligations of this Lease on Tenant’s part to be performed, or in the case of a sublease of less than all of the Premises, assume such obligations with respect to the relevant portion of the Premises, (iv) such consent, if given, shall not release Tenant or any guarantor of Tenant’s obligation hereunder of any of its obligations under this Lease, including without limitation, its obligation to pay Rent, and (v) Tenant shall indemnify and hold Landlord harmless from any brokerage commissions due in connection with such assignment or subletting by virtue of Tenant’s actions. Whether or not such conditions to assignment or subletting are met, Landlord, at its sole option, may elect to (x) terminate this Lease in the case of an assignment, or, (y) in the event of a sublease, the term of which ends during the last year of the Term, terminate this Lease with respect to the portion of the Premises subject to the proposed sublease, on the first day of the second calendar month next succeeding receipt of Tenant’s written request for consent to assignment or subletting, to be effective unless Tenant elects to withdraw its request to sublease or assign, which election, if exercised by Landlord, shall be by written notice to Tenant given within twenty (20) days of receipt by Landlord of Tenant’s request for such consent to assign or sublet. If Landlord elects to terminate this Lease in accordance with the foregoing sentence, then Landlord may lease the relevant portion of the Premises to the sublessee or assignee proposed by Tenant or any other person or entity.
          25.2 Notwithstanding any provision in this Lease, Tenant may, without the consent of Landlord, assign, transfer or sublet this Lease or all or any part of the Premises to any entity substantially owned or controlled by Tenant, is under common control or ownership with Tenant, or owns or controls, directly or indirectly, the stock and assets of Tenant or into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that (i) the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease, and (ii) Tenant, as assignor or transferor, shall remain liable for performance of all obligations under the Lease (“Permitted Transfer”).
          25.3 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to an assignee or subtenant other than a Permitted Transfer, then at least twenty (20) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, and any ownership or commercial relationship between Tenant and the proposed assignee or sublessee.
          25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant’s performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within twenty (20) days of the Landlord’s receipt of the Assignment Notice (with the required information), Landlord shall be deemed to have approved the request.
          25.5 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.
          25.6 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord’s sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant’s request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form as acceptable to Landlord in its reasonably discretion, on the condition that the sublessee agrees to attorn to Landlord on subtantially the same terms and conditions as this Lease. Under no circumstance shall Landlord be required to remedy any of Tenant’s defaults or otherwise assume any of Tenant’s liability as sublandlord under any such sublease.
     26. Attorney’s Fees.
          26.1 If either party becomes a party to any action or proceeding concerning this Lease or the Premises, or any part thereof, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, as determined by the final decision of a court of competent jurisdiction, the party that is determined to have caused the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees, expert witness fees, and court costs incurred by it in the litigation.
          26.2 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, expert witness fees and costs of suit.
     27. Estoppel Certificate. Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party’s knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

     28. Removal of Property.
          28.1 Upon the expiration of this Lease, Tenant shall remove all goods and effects of Tenant and all fixtures and items required to be removed pursuant to this Lease (including, but not limited to, any such removal required as a result of an election by Landlord to require such removal as contemplated in Section 17.6), and Tenant shall repair any damage caused by such removal (but Tenant shall not be required to repair, renovate or otherwise improve any other portion of the Premises except as required by the provisions of this Lease). Except as provided below and in Section 14.4, all trade fixtures and personal property owned by Tenant shall be and remain the property of Tenant, and may be removed by Tenant at the expiration of the term of this Lease, or at such earlier time as Tenant is not in default hereunder.
          28.2 The Building and Improvements, and all fixtures and personal property owned by Landlord, shall be and remain the property of Landlord, and upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises, the Building and the Improvements, including any additions, alterations and improvements thereto, and all items attached thereto (including, but not limited to, sinks, lab benches, fume hoods, wet laboratories and cold rooms), in good, working and sanitary order, condition and repair, and as required by Section 14.4 hereof, ordinary wear and tear, casualty and condemnation excepted.
          28.3 Notwithstanding Sections 28.1 and 28.2 hereof, Tenant may not remove any personal property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant’s removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, reasonable wear and tear excepted. At a minimum, even if they are determined to be fixtures or personal property owned by Tenant, Tenant shall leave in place and repair any damage to the interior floors, walls and ceilings of the Premises. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.
          28.4 Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.
     29. Quiet Enjoyment. So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant’s occupancy of the Premises, subject to all the terms and conditions of this Lease.
     30. Subordination and Attornment.
          30.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance, attornment, and subordination agreement in such form as the lienholder, beneficiary, or mortgagee may reasonably request and is approved by Tenant, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in default hereunder, Landlord’s and Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld.
          30.2 Notwithstanding the foregoing, Tenant shall execute and deliver within ten (10) days after demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord’s request.
          30.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the previously executed non-disturbance agreement described in Section 30.1 above.
     31. Surrender.
          31.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.
          31.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.
     32. Waiver and Modification. No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.
     33. Hazardous Material.
          33.1 Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the

Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency law.
          33.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord, within ten (10) business days following Tenant’s receipt, each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely affect the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant.
          33.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord’s Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant’s (or from Tenant’s Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) (i) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises in violation of the covenant set forth in Section 33.1 above and (ii) failure to comply with any of the provisions of this Article 33. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis as above for any claims which result from Landlord’s or from Landlord’s Agents receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises.
          33.4 Tenant shall operate its business in compliance with all laws, rules, regulations, orders, and permits relating to with respect to any Hazardous Materials or Tenant’s operations and Tenant’s use or presence of Hazardous Material shall be properly monitored in accordance to all applicable governmental requirements. Tenant agrees to make available to Landlord at the Premises upon reasonable request a list identifying each type of Hazardous Material to be present in or upon the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Premises (“Hazardous Material Summary”) and make available for review at the Premises the Hazardous Material business plan prepared pursuant to Health and Safety Code Section 25500 et seq. At Landlord’s request, and at reasonable times, Tenant shall make available for review at the Premises to Landlord the latest available Hazardous Materials Summary and the following documents (hereinafter referred to as the “Hazardous Material Documents”) relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; written notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent shall not be unreasonably withheld). Tenant shall not be required to show Landlord any portion of such documents which contain proprietary information. Landlord shall treat all information disclosed by Tenant as confidential and shall not disclose such information to any person or entity except as required by law. Tenant shall make available at the Premises for Landlord to review the following information and/or documentation within thirty (30) days after Landlord’s reasonable request:
               (a) A list of hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Premises.
               (b) Material Safety Data Sheets, if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the Material Safety Data Sheets.
               (c) All hazardous waste manifests (as defined in Title 26, California Code of Regulations § 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises.
               (d) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations at the Premises, pursuant to California Health & Safety Code §§ 25500 et seq., and any regulations promulgated thereunder, as amended.
               (e) Copies of any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations §§ 22-67140 et seq., and any amendments thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations, § 22-67105, and any amendments thereto.
               (f) Copies of any biennial reports required to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, § 22-66493, and any amendments thereto.
               (g) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Premises.
               (h) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Premises that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.
               (i) Copies of any updates, amendments, modifications or proposed modifications to the State of California, Department of Health Services, Decommissioning Funding Plan, License No. 5067-37.
          33.5 Tenant shall secure all necessary licenses for the receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation,” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined. Tenant, in connection with any such receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:
               (a) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;
               (b) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of from time to time, to the extent not already disclosed through delivery of a copy of a State of California Health and Human Services Agency approval with respect thereto;
               (c) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation from time to time; and.
               (d) Comply with all of the terms of the State of California, Department of Health Services, Decommissioning Funding Plan, License No. 5067-37.
     As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a ‘hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law) and the regulations promulgated thereunder, as amended, (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act) and the regulations promulgated thereunder, as amended, (iii) defined as a “hazardous material,” hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), and the regulations promulgated thereunder, as amended (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, and the regulations promulgated thereunder, as amended (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), and the regulations promulgated thereunder, as amended (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), and the regulations promulgated thereunder, as amended (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42

U.S.C. Section 9601), and the regulations promulgated thereunder, as amended or (xi) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code Sections 25015-25027.8, and regulations promulgated thereunder, as amended.
          33.6 Within thirty (30) days after termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, of the scope and performed by an expert or company reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Premises. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises which tests shall be conducted no earlier than three (3) months prior to the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be immediately effected by Tenant. In addition to the foregoing, Tenant shall obtain all certificates, clearances and approvals, if any, required by any governmental agency verifying compliance by Tenant with any laws, rules or regulations governing Tenant’s use and vacancy of the Premises.
          33.7 Tenant shall surrender possession of the Premises in compliance with all laws, rules, regulations, orders, and permits regarding Hazardous Materials, and shall deliver to Landlord clearances and/or certificates of compliance from all applicable governmental agencies, including the State of California in accordance with the terms of the Decommissioning Funding Plan. Tenant shall cause to be removed from the Premises any and all hazardous substances (except for those hazardous substances located in building systems necessary or appropriate for proper operation, such as oil in mechanical systems, cooling towers, and elevator hydraulics) wherever located so that the Premises can be sold, or delivered to a new tenant, in an environmentally sound condition. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to Tenant’s failure to effect the clean up, and assessments, and to obtain the clearances and certifications required by this Lease. If Tenant shall vacate the Premises without having effected such clean up and obtained such clearances and certifications, then Landlord may obtain same at Tenant’s cost; Landlord’s action in such regard shall not eliminate Tenant’s liability to pay for same or to pay Rent as a holdover hereunder.
          33.8 In the event of any third-party claims, losses, damages, liabilities, costs, legal fees and expenses of any sort (including, but not limited to, costs incurred with respect to any government-mandated remediation) (“Claims”), against either Landlord or Tenant or both, arising out of or relating to (i) the presence on the Premises of any Hazardous Material or wastes or radiation or radioactive materials (except to the extent the presence thereof is already covered by an express indemnification obligation under Section 33.3), and/or (ii) any unauthorized release into the environment of any hazardous substances or wastes or radiation or radioactive materials (except to the extent such release is already covered by an express indemnification obligation under Section 33.3), then (x) Landlord and Tenant shall cooperate reasonably and in good faith in the defense of such third-party claims, liabilities and related matters and (y) Tenant shall bear one hundred percent (100%) of the total claims, losses, damages, liabilities, costs, legal fees and expenses incurred by Landlord and/or Tenant in connection with matters covered by this Section 33.3. Notwithstanding any provision in this Lease to the contrary, Tenant shall be liable for Claims only to the extent any such Claim (a) reasonably relates to any time prior to the Term Commencement Date and were caused by the actions of Tenant or Nexus, or (b) reasonably relates only to any time after the Term Commencement Date and was not caused by the negligence or intentional misconduct of Landlord or Landlord’s Agents.
          33.9 Tenant’s obligations under this Article 33 shall survive the termination of the Lease.
     34. Option to Extend.
          34.1 Tenant has the right to extend the term of this Lease for two (2) five (5) year periods under the same terms and conditions existing in the original Lease (except for Basic Annual Rent) by Tenant giving written notice to Landlord (“Notice of Exercise”) no later than twelve (12) months prior to the end of the then current term (“Extension Periods”). The Basic Annual Rent for the Extension Periods shall be equal to ninety-five percent (95%) of the fair market value for rental of the Premises (“Market Rent”) measured nine (9) months prior to the commencement of any Extension Period. Within ten (10) days after a Notice of Exercise, Landlord shall propose a Market Rent from which the Basic Annual Rent for an Extension Period will be calculated. If Tenant does not approve of Landlord’s proposed Market Rent, Tenant shall provide Landlord a counter-proposal of Market Rent within ten (10) days after receipt of Landlord’s initial proposal. If the parties cannot agree on a Market Rent within ten (10) days after Tenant’s initial counter-proposal, then Market Rent shall be determined by the procedure set forth in Section 34.2.
          34.2 If the parties cannot agree on Market Rent pursuant to Section 34.1, then the Market Rent of the Premises shall be established promptly thereafter by the following appraisal method: Within ten (10) days after failure of the parties to agree on the Market Rent, Landlord and Tenant shall each appoint an appraiser to appraise the rental value of the Premises based on the terms set forth in this Lease (“Appraisal”) by delivering the appraiser’s name to the other party. Each appraiser shall be an MAI appraiser with at least ten (10) years experience appraising rental values of similar properties in San Diego County, California (“Qualified Appraiser”). Failure by either party to timely appoint a Qualified Appraiser shall be deemed an acceptance of the other party’s most recently delivered proposed Market Rent, but only after written notice to such party of such party’s failure to appoint a Qualified Appraiser and ten (10) days have elapsed after the date of such written notice with such failure to appoint continuing. Each party’s Qualified Appraiser shall perform an Appraisal of the Premises and each party’s Qualified Appraiser shall deliver such appraisal to the other Qualified Appraiser and the other party on the fifteenth (15th) calendar day after the last Qualified Appraiser was appointed. If each Appraisal is timely provided and the Market Rent set forth in the lower of the two Appraisals is at least ninety-five percent (95%) of the higher appraisal, then the Market Rent of the Premises shall be the average of the two (2) Appraisals. Each Party shall be responsible for the cost of their respective Qualified Appraiser. Otherwise, the two (2) Qualified Appraisers shall select a third Qualified Appraiser who shall within ten (10) calendar days after the timely delivery of the first two Appraisals select one of the two (2) Appraisals as the Market Rent. The Parties shall split the costs of the third Qualified Appraiser.

          34.3 Within fifteen (15) days after the determination of Market Rent and hence the 95% of Market Rent to be paid as Basic Annual Rent during an Extension Period, Tenant may, in its sole and absolute discretion, elect to withdraw and terminate its Notice of Exercise by delivering written notice thereof to Landlord.
     35. Agreement for Right to Lease. Concurrently herewith, Landlord and Tenant are entering into an Agreement for Right to Lease the vacant property adjacent to the Premises known as Lot 14 (“Lot 14”).
     36. Right to Use Lot 14. Subject to the further terms of this Section 36, Landlord hereby grants to Tenant (and its employees, invitees, guests, assignees, and subtenants) a license to enter upon Lot 14, use any facility improvement or amenity located thereon, and transport research material and equipment (“Access Right”). All terms and conditions of this Lease and obligations of Tenant (including without limitation, repair, maintenance, insurance and indemnification obligations) shall apply to the Access Right, except that Tenant shall not be required to pay any additional Rent or any Taxes assessed on Lot 14. One of the improvements on Lot 14 as of the Term Commencement Date is a gravel pathway. Landlord will use commercially reasonable efforts to keep such pathway open and usable during the Lease term. The Access Right shall continue unobstructed by Landlord until the earlier of (i) the expiration or earlier termination of this Lease, or (ii) the commencement of any construction of any improvements. Except for the Access Right, Tenant hereby waives and releases as interest in real property or other interest it may have in Lot 14. Tenant acknowledges that the Access Right is not an interest in real property, and will, at Landlord’s request, execute commercially reasonable documents confirming the matter and the expiration or termination of the Access Right as set forth herein.
     37. Miscellaneous.
          37.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
          37.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
          37.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
          37.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
          37.5 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

          37.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.
          37.7 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.
          37.8 Recording. On the Term Commencement Date, Landlord and Tenant shall record a Memorandum of Lease in the form of Exhibit “B” attached hereto (“Memorandum”).
          37.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
          37.10 Inurement. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 37.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.
          37.11 Force Majeure. If either party cannot perform any of its non-monetary obligations, or is delayed in such performance, due to events beyond such party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events, provided that such party shall use reasonable efforts to remove the cause of such delay and to resume the performance of any such obligations. Events beyond a party’s control include, but are not limited to, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, inability to obtain government permits or approvals within customary time frames, government regulation or restriction, and weather conditions.
          37.12 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, by facsimile transmission, or by mail, and if given by personal delivery or facsimile transmission shall be deemed given on the date of delivery or transmission, and if given by mail shall be deemed sufficiently given three (3) days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.6 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.
          37.13 Authority to Execute Lease. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party’s governing instruments, that the individuals executing this Lease

          37.14 Right of Entry. Landlord and its authorized representatives shall have the right to enter the Premises with two (2) business days prior notice (except in an emergency which threatens imminent damage to property or personal injury, in which event no such notice shall be required) during the Term of this Lease during normal business hours for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants (but only during the final year of the Term of this Lease), and to post notices of nonresponsibility; if requested by Tenant, any such non-emergency entry shall be conducted with a representative of Tenant as long as Tenant is able to provide such representative at the time which Landlord wishes to effect its entry and inspection. Landlord shall use commercially reasonable efforts to not interfere with or hinder any of Tenant’s normal business operations or employees, and shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of such entry and inspection; provided, however, to the extent Landlord’s entry or inspection materially interrupts Tenant’s business operations, Rent shall be equitably abated (taking into consideration, among other things, the cause of such entry by Landlord) until such material interruption ceases.
          37.15 Financial Information. Unless Tenant is a publicly traded entity, (a) from time to time Tenant shall provide directly to prospective lenders and purchasers of the Premises designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information, and (b) Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent.
          37.16 Costs. If Tenant requests the consent of the Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Lease or Premises or construction of an alteration, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord for reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees but not to exceed Five Thousand Dollars ($5,000).
          37.17 Confidentiality. Except if Tenant is a publicly traded entity, Landlord and Tenant each shall, and each shall cause its officers, directors, employees, agents, consultants, advisors, members, managers and representatives to, maintain the financial and business terms of this Lease, and all exhibits hereto, in strict confidence, not disclosing any of such information, nor providing copies of this Lease or any exhibits hereto, to any person or entity without the written permission of the other; provided, however, that either may make disclosure of such information to its existing and prospective lenders, financial partners, owners, members, managers, consultants, advisors, attorneys, accountants, underwriters and similar parties, to an entity involved in discussions concerning a merger, consolidation, acquisition or similar transaction (in which case such party shall secure a confidentiality undertaking from the party with which it is involved) or as required by law.
          37.18 Transfer of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s interest in the Premises, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment and Tenant shall attorn to the purchaser, transferee or assignee on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:	TENANT:

SLOUGH ESTATES USA INC., a Delaware corporation	LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT “A”
FORM OF ACKNOWLEDGEMENT OF TERM
AND COMMENCEMENT DATE
     Pursuant to Section 4.2 of that certain Lease dated                      ___, 2006, by and between SLOUGH ESTATES USA INC., a Delaware corporation (“Landlord”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Tenant”), for the Premises described in the Lease located at Parcel 2 of Parcel Map 17826, in the City of San Diego, County of San Diego, State of California, according to Map thereof, filed in the Office of the County Recorder of San Diego County, February 18, 1997, we hereby acknowledge that the Term Commencement Date of the Lease, as defined therein, is                     , 2006, and the Term Expiration Date of the Lease, as defined therein, is                     , 20___.
     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term and Commencement Date as of                     , 2006.

LANDLORD:

SLOUGH ESTATES USA INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

TENANT:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “A”

EXHIBIT “B”
FORM OF MEMORANDUM OF LEASE
RECORDING REQUESTED BY:
WHEN RECORDED MAIL TO:
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101-3372
Attn: Robert D. Buell, Esq.
ABOVE SPACE FOR RECORDER’S USE
MEMORANDUM OF LEASE
     THIS MEMORANDUM OF LEASE (“Memorandum”) is made and effective as of                     , 2006, by and between SLOUGH ESTATES USA INC., a Delaware corporation (“Slough”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Ligand”), with reference to the facts set forth below.
RECITALS
     A. Concurrently herewith, Ligand is conveying to Slough title to certain real property consisting of (a) one (1) building containing approximately 82,500 square feet (the “Building”) and the land on which the Building is situated, located at 10275 Science Center Drive, San Diego, California (“Improved Lot”) as described on Schedule “1” attached hereto, and (b) two (2) adjacent parcels of land, one located at 10265 Science Center Drive, San Diego, California (“Lot 14”) as described on Schedule “2” attached hereto, and one located at 10285 Science Center Drive, San Diego, California (“Lot 16”).
     B. Also concurrently herewith, Slough and Ligand have entered into that certain Lease (the “Lease”) dated                     , 2006, with respect to the lease of all of the Building and the Improved Lot and the right to use Lot 14, on the terms and conditions set forth therein.
     NOW THEREFORE in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth herein.
     1. Lease and License. Slough hereby leases to Ligand and Ligand leases from Slough the Improved Lot and the Building upon the terms, conditions and provisions of the Lease, all of which provisions are hereby incorporated into this Memorandum of Lease. Slough also grants to Ligand a license to enter upon and use Lot 14, which license is terminable as set forth in the Lease, upon the terms, conditions and provisions of the Lease.
EXHIBIT “B”

1

     2. Term. The Lease is for a term commencing on                     , 2006, and ending on                      ___, 2021, unless such term is terminated as provided therein. Ligand has two (2) successive options to extend the term of the Lease for five (5) years each.
     3. Purpose. The purpose of this Memorandum is to provide notice to any and all subsequent interests in the Improved Lot, the Building, and Lot 14 of the rights and obligations of the parties to the Lease and is not intended to modify or change the provisions of the Lease. To the extent of any inconsistency between the Lease and this Memorandum, the Lease shall control.
     IN WITNESS WHEREOF, the parties hereto have executed this Memorandum on the date first above written.

SLOUGH:	LIGAND:

SLOUGH ESTATES USA INC., a Delaware corporation	LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT “B”

2

STATE OF CALIFORNIA	)
)
COUNTY OF	)
On                                         , before me,                                         , Notary Public, personally appeared                                                                personally known to me ( or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(Seal)

STATE OF CALIFORNIA	)
)
COUNTY OF	)
On                     , before me,                                         , Notary Public, personally appeared                                                               personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(Seal)

STATE OF CALIFORNIA	)
)
COUNTY OF	)
On                                         , before me,                                                              , Notary Public, personally appeared                                           personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(Seal)

STATE OF CALIFORNIA	)
)
COUNTY OF	)
On                                         , before me,                                                              , Notary Public, personally appeared                                          personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(Seal)

SCHEDULE “1”
to
Memorandum of Lease
Legal Description of Improved Lot
PARCEL 2 OF PARCEL MAP NO. 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.
SCHEDULE “1”

Schedule “2”
to
Memorandum of Lease
Legal Description of Lot 14
PARCEL 1 OF PARCEL MAP 17826, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1997.
SCHEDULE “2”

EXHIBIT H
AGREEMENT FOR RIGHT TO LEASE
     THIS AGREEMENT FOR RIGHT TO LEASE (this “Agreement”) is made as of October ___, 2006, by and between Slough Estates USA Inc., a Delaware corporation (hereinafter “Slough”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (hereinafter “Ligand”), with reference to the facts set forth below.
R E C I T A L S:
     A. Pursuant to that certain Purchase Agreement and Escrow Instructions between Nexus Equity VI, LLC, a California limited liability company (“Nexus”), Ligand, and Slough dated October ___, 2006 (the “Purchase Agreement”), concurrently herewith Ligand is conveying to Slough certain real property (the “Property”) located in the City of San Diego, State of California, more particularly described on Exhibit ”A” attached hereto and incorporated herein by this reference.
     B. Concurrently with the conveyance of the Property from Ligand to Slough and also pursuant to the Purchase Agreement, Nexus is conveying to Slough certain real property (“Lot 15”) located in the City of San Diego, State of California, more particularly described in Exhibit B attached hereto and incorporated herein. Lot 15 is adjacent to the Property.
     C. Concurrently with the conveyance of Lot 15 from Nexus to Slough, Slough and Ligand are entering into that certain Lease (“Lot 15 Lease”) for the lease of all of the improvements and land consisting of Lot 15.
     D. As a material consideration to induce Ligand to convey the Property to Slough, Slough agreed that it would grant to Ligand the rights set forth herein in connection with any development on the Property of one or more commercial office buildings (“Buildings”).
     E. Slough acknowledges that Ligand occupies the office building on Lot 15 and will continue to do so pursuant to the Lot 15 Lease, and that Ligand agreed to sell the Property to Slough in part in reliance on Slough’s agreement to grant the rights set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including, without limitation, the sale of the Property to Slough, Slough hereby grants to Ligand a right of first offer to lease all or any portion of the Buildings (“Right of First Offer”) and a right of first refusal to lease all or any portion of the Buildings which become available for lease at any time (“Right of First Refusal”) on the terms and conditions set forth below.
ARTICLE 1
DEFINED TERMS
     1.1 Defined Terms. Except as the context otherwise requires, all terms used herein shall have the same meanings as set forth herein.

     1.2 Transfer. The term “transfer” shall mean any lease, license, or permission to use all or any material portion of the Buildings for a term in excess of one (1) year; provided that the term “transfer” specifically excludes any sale or other conveyance of fee title to the Property.
     1.3 Building Lease. The term “Building Lease” shall mean a lease for the portion of the Building subject to the Right of First Offer or the Right of First Refusal, as the case may be, which lease shall be similar in form and content to the Lot 15 Lease, except (x) to the extent set forth in Slough’s Notice or Slough’s Availability Notice, as the case may be, and (y) in the event Ligand exercises the Right of First Offer, the rent shall be the fair market rent for such space at the time of Slough’s Notice.
ARTICLE 2
GRANT OF RIGHT OF FIRST OFFER AND RIGHT OF FIRST REFUSAL
     2.1 Grant of Right of First Offer. Commencing on the date hereof, and continuing until term of the Lot 15 Lease expires or is earlier terminated, Ligand shall have a continuous Right of First Offer on any speculative Building constructed on the Property, it being understood that Ligand shall not have the Right of First Offer with respect to any building for which construction is commenced after a particular tenant or group of tenants has communicated to Slough its desire to occupy all or a portion of such building (a “Build-to-Suit Building”). At least one (1) year prior to estimated completion of any such speculative Building, Slough shall provide Ligand with written notice of Slough’s decision to construct one or more speculative Buildings and the economic terms (including without limitation Slough’s proposed fair market rent) on which it is willing to lease the Building(s) (“Slough’s Notice”). Ligand shall have the right to exercise its Right of First Offer by delivering written notice thereof to Slough within thirty (30) days after receipt of Slough’s Notice. If Ligand exercises its Right of First Offer, Slough and Ligand will attempt for a period of thirty (30) days (“Negotiation Period”) to agree on the fair market rent for that portion of area in the Buildings described in Slough’s Notice. If Slough and Ligand are able to agree on the fair market rent within the Negotiation Period, the parties will execute and deliver the Building Lease no later than the end of the Negotiation Period. If Slough and Ligand cannot agree upon the fair market rent prior to the end of the Negotiation Period, the same shall be extended for a period of thirty (30) days for the purposes of (i) determining fair market rent pursuant to Section 2.5 of this Agreement, and (ii) executing a Building Lease. If Ligand does not timely exercise its Right of First Offer, then the Right of First Offer shall no longer be applicable for the Building described in Slough’s Notice; provided, however, that if Slough intends to transfer all or any part of the Building for a rental amount or fee that is less than ninety-five percent (95%) of the rental rate set forth in Slough’s Notice, then such space shall be subject to the Right of First Refusal in accordance with Section 2.2 hereof.
     2.2 Grant of Right of First Refusal. In addition to the Right of First Offer, commencing on the date hereof and continuing until the term of Lot 15 Lease expires or is earlier terminated, Ligand shall have a continuous Right of First Refusal on the Property. Slough shall provide to Ligand written notice of (1) the terms upon which Slough intends to lease any Build-to-Suit Building, or (2) any space that becomes available within the Buildings and a copy of the letter of intent with a third-party which Slough intends to accept (or has accepted conditionally, subject to this Right of First Refusal) (“Slough’s Availability Notice”); provided that if Slough initially leases all or any portion of the Buildings for a rental amount or fee that is not less than ninety-five percent (95%) of the rental rate set forth in Slough’s Notice pursuant to Section 2.2 above, Slough shall not be obligated to deliver Slough’s Availability Notice, and Ligand shall have no Right of First Refusal, with respect to such space. Ligand shall have a period of fourteen (14) days following receipt of Slough’s Availability Notice to advise Slough of Ligand’s desire to lease the space as described in Slough’s Availability Notice on the terms and conditions as set forth therein, except that a Building Lease shall be utilized incorporating the rental rate and other economic matters (tenant improvement allowance, refurbishment allowance, rent abatement, etc.) described in Slough’s Availability Notice. If Ligand fails to reply to Slough’s Availability Notice within the fourteen (14) day period, Ligand shall be deemed to have elected not to lease such space. If Ligand responds within the fourteen (14) day period and indicates a desire to lease the space described in Slough’s Availability Notice, Slough and Ligand shall enter into a Building Lease incorporating the terms and conditions as set forth in Slough’s Availability Notice. If Ligand elects not to lease the space as set forth in Slough’s Availability Notice, Slough shall have the right to lease such space for a rental amount or fee that is not less than ninety-five percent (95%) of the rental rate set forth in Slough’s Availability Notice. If Slough fails to so lease the space within one hundred eighty (180) days after Ligand’s election not to lease the space, Slough shall again, prior to leasing such space, have the obligation to provide a revised Slough’s Availability Notice to Ligand, indicating the revised terms upon which such space is available. Slough further agrees and acknowledges that for the benefit of Ligand retaining some right and option to expand and lease additional space within the Buildings, Slough will not grant to any other person or entity any right of first offer, right of first refusal, or any similar rights to lease space in the Buildings unless it is subject and subordinate to the rights of Ligand as set forth herein. Notwithstanding anything to the contrary contained in this Agreement, the commencement and pursuit of design activities for a Building shall not trigger Ligand’s Right of First Offer or Right of First Refusal as provided in this Agreement.
     2.3 Quitclaim Deed. Upon the expiration or earlier termination of the Lot 15 Lease, this Agreement shall automatically be terminated and released from the Property. Ligand agrees that, at any time after the expiration or earlier termination of this Agreement, it shall execute and deliver to Slough, within ten (10) days after receipt of a written request therefor, a quitclaim deed, in form and substance reasonably acceptable to Slough and Ligand, in recordable form conveying to Slough all of Ligand’s interests under this Agreement in the Property. In addition, Ligand shall promptly execute and deliver to Slough such documents as Slough may reasonably require evidencing Ligand’s waiver, or failure or refusal to exercise, either the Right of First Offer or the Right of First Refusal, as the case may be.
     2.4 Subordination. Slough shall have the right to encumber the Property, or any portion thereof, by loan(s) secured by deeds of trust in order to finance the acquisition of, or construction of improvements on, the Property or any portion thereof. Ligand agrees that it shall, within ten (10) days after receipt thereof from Slough, execute and return to Slough an agreement subordinating Ligand’s interest in this Agreement to the lien of any such deed of trust, provided that such subordination agreement is mutually reasonably acceptable to Slough and Ligand.
     2.5 Appraisal. If Slough and Ligand cannot, despite their good faith efforts, agree on a fair market rent for the Right of First Offer as set forth in Section 2.1 hereof prior to the end of the Negotiation Period, the fair market rent shall be established by an appraisal conducted by an appraiser reasonably mutually agreed upon by Slough and Ligand, who shall be a member of the American Institute of Real Estate Appraisers. The thirty (30) day Negotiation Period provided above shall be extended for an additional thirty (30) days to complete such appraisal. The cost of the appraisal shall be split equally between Slough and Ligand.
ARTICLE 3
MEMORANDUM OF AGREEMENT FOR RIGHT TO LEASE
     Concurrently herewith, Ligand and Slough shall execute a Memorandum of Agreement for Right to Lease in the form attached hereto as Exhibit C, and Slough shall cause said Memorandum to be recorded as an encumbrance on Slough’s title to the Property, subject to no monetary liens (other than the lien for nondelinquent taxes, bonds and assessments) or deeds of trusts.
ARTICLE 4
GENERAL PROVISIONS
     4.1 Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others under this Agreement may be delivered by facsimile, or in person to an officer of any party, or may be deposited in the United States, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or other similar overnight delivery service and addressed to the party for whom intended, at the addresses set forth in the Purchase Agreement. Any party may from time to time, by written notice to the other, designate a different address, which shall be substituted for the one above specified. Unless otherwise specifically provided for in this Agreement, all notices, payments, demands or other communications shall be in writing and shall be deemed to have been duly given and received as provided in the Purchase Agreement.
     4.2 Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.
     4.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California without regard to choice of law rules. This Agreement shall be deemed made and entered into in San Diego County.
     4.4 Time of the Essence. Time is of the essence of each and every provision of this Agreement. In the event any date, or the final date of any period, which is set out in any provision of this Agreement, falls on other than a Business Day, such date or time period, as the case may be, shall be extended to the next Business Day (as that term is defined in the Purchase Agreement).
     4.5 Successors and Assigns. All of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest of Ligand and the successors, heirs, representatives and assigns of Slough. As used in the foregoing, “successors” includes successors to the parties’ interest in the Property and successors to all or substantially all of their assets and successors by merger or consolidation.

     4.6 Construction of Agreement. The Agreement contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement. Slough and Ligand acknowledge that they have been represented, or have had the opportunity to be represented, by counsel of their own choice. Neither Slough nor Ligand is relying upon any legal advice from the other party’s counsel regarding the subject matter thereof. Both parties acknowledge that they understand the terms and conditions of this Agreement and the terms and conditions of all other documents and agreements executed in connection herewith and that they sign the same freely. Neither Slough nor Ligand shall deny the enforceability of any provision of this Agreement or any of the other documents or agreements executed in connection herewith on the basis that it did not have legal counsel or that it did not understand any such term or condition. This Agreement and any ambiguities or uncertainties contained in this Agreement shall be equally and fairly interpreted for the benefit of and against all parties to this Agreement and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive the legal effect of California Civil Code Section 1654 or any successor and/or amended statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.
     4.7 Attorney’s Fees. If any action, arbitration, judicial reference or other proceeding is instituted between Ligand and Slough in connection with this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ and experts’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; (5) any appeals; and (6) bankruptcy proceedings. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.
     4.8 Severability. If any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect.
     4.9 Gender and Number. In this Agreement (unless the content requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.

     4.10 No Partnership or Joint Venture. Slough or Ligand shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Slough and Ligand.
     4.11 Remedies Cumulative. All rights, options and remedies of Ligand contained in this Agreement shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Ligand shall have the right to pursue any one of the remedies specified in this Agreement or to seek damages or specific performance in the event of any breach of the terms of this Agreement by Slough or to pursue any other remedy or relief that may be provided by law or equity, whether or not stated in this Agreement.
     4.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.
     4.13 Authority. If Slough is a corporation, each individual executing this Agreement on behalf of Slough represents and warrants that he is duly authorized to execute and deliver, and has the power to execute and deliver, this Agreement on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation or in accordance with the bylaws of the corporation. If Slough is a partnership, each person signing this Agreement for Slough represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Agreement binds the partnership and all general partners of the partnership. Slough shall give written notice to Ligand of any general partner’s withdrawal or addition. If Slough is a limited liability company, each individual executing this Agreement on behalf of Slough represents and warrants that he is an officer of the limited liability company, that he has full authority to sign for the limited liability company, and that this Agreement binds the limited liability company.
     4.14 Counterparts. This Agreement may be executed in counterparts, each of which, taken together, will constitute one fully executed original.
     4.15 Judicial Reference. The parties agree to promptly submit any dispute between them arising from this Agreement to JAMS. In the event an action is filed in any court by either party to this Agreement involving a dispute arising from this Agreement (“Dispute”), within twenty (20) days after such filing, either party may, upon five (5) days’ notice to the other party, apply ex parte to the Court for a reference of the entire dispute to JAMS in accordance with Code of Civil Procedure §638. The application shall be deemed a mutual request by both parties for the reference. For either voluntary submission of a dispute to JAMS or reference by the Court in the event an action has been filed, the parties shall mutually select a member from JAMS’s panel to hear the dispute. In the event the parties fail to mutually select a member from the panel within ten (10) days after submission of the dispute to JAMS, then JAMS shall select the hearing officer. The hearing shall take place on the first available date on the calendar of the hearing officer, or on such other date as the parties may agree upon in writing. The decision of the hearing officer shall be final, binding on the parties, and enforceable in a California court having competent jurisdiction over the parties. Subject to the limitations set forth in this Section, the judicial referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. The judicial referee shall be the only trier of fact or law in the reference proceeding, and shall have no authority to further refer any issues of fact or law to any other party, without the mutual consent of all parties to the judicial reference proceeding. This agreement to seek voluntary reference to resolve disputes shall not apply to any claim or action in which any of the causes of action includes either disputes involving third parties other than the parties to this Agreement, or disputes involving allegations of defective construction or defective development of the Property which is the subject of this Agreement.
          (a) Participation by Parties. The parties to the Dispute shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. Ligand or Slough, as applicable in a particular judicial reference proceeding (individually, “Party” or collectively, the “Parties”), shall not be required to participate in the judicial reference proceeding if all parties against whom the applicable Party would have cross-claims or counterclaims necessary to afford complete relief to such Party cannot be joined in the judicial reference proceeding, including, but not limited to, any Ligand Party (collectively, a “Necessary Party”). If a Party determines that it cannot join all Necessary Parties such Party may elect not to participate in the judicial reference proceeding. If a Party so elects not to participate in the judicial reference proceeding, such Party will provide notice to the other Parties to the judicial reference proceeding that the Dispute will not be resolved by judicial reference. In such circumstances, the other Parties may seek determination of the Party’s right not to participate by way of a motion under California Code of Civil Procedure Sections 638, 641 through 645.1, or any successor statutes thereto. If a determination is made as a result of such a motion that a Party is not required to participate in the judicial reference proceeding, unless the remaining Parties agree otherwise, the Dispute shall not be resolved by judicial reference and the Parties may commence an action with respect to the subject Dispute in an appropriate court of law.
          (b) Venue. The proceedings shall be heard in San Diego County.
          (c) Referee. The referee shall be an attorney or retired judge with experience in relevant real estate matters. The referee shall not have any relationship to the parties to the Dispute or interest in the Property. The parties to the Dispute participating in the judicial reference proceeding shall meet to select the referee within ten (10) days after service of the initial complaint on all defendants named therein. Any dispute regarding the selection of the referee shall be promptly resolved by the judge to whom the matter is assigned, or if there is none, to the presiding judge of the Superior Court of the County in which the Property is located, who shall select the referee.
          (d) Commencement and Timing of Proceeding. The referee shall promptly commence the proceeding at the earliest convenient date in light of all of the facts and circumstances and shall conduct the proceeding without undue delay.
          (e) Pre-hearing Conferences. The referee may require one or more pre-hearing conferences.

          (f) Motions. The referee shall have the power to hear and dispose of motions, including motions relating to provisional remedies, demurrers, motions to dismiss, motions for judgment on the pleadings and summary adjudication motions, in the same manner as a trial court judge, except the referee shall also have the power to adjudicate summarily issues of fact or law including the availability of remedies, whether or not the issue adjudicated could dispose of an entire cause of action or defense. Notwithstanding the foregoing, if prior to the selection of the referee as provided herein, any provisional remedies are sought by the parties to the Dispute, such relief may be sought in the Superior Court of the County in which the Property is located.
          (g) Rules of Law. The referee shall apply the laws of the State of California except as expressly provided herein, including the rules of evidence, unless expressly waived by all parties to the judicial reference proceeding.
          (h) Record. A stenographic record of the hearing shall be made, provided that the record shall remain confidential except as may be necessary for post-hearing motions and any appeals.
          (i) Statement of Decision. The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent required by law if the case were tried to a judge. The decision of the referee shall stand as the decision of the court, and upon filing of the statement of decision with the clerk of the court , judgment may be entered thereon in the same manner as if the Dispute had been tried by the court.
          (j) Post-Hearing Motions. The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.
          (k) Appeals. The decision of the referee shall be subject to appeal in the same manner as if the Dispute had been tried by the court.
          (l) Expenses. Except as otherwise agreed by the parties or as required by applicable law, no Party shall be required to pay any fee of the judicial reference proceeding or the referee except to the extent of the costs that would be imposed upon the disputant if the Dispute had been filed as a suit in court. The referee may not award against either Party any expenses in excess of those that would be recoverable as costs if the Dispute had been litigated to final judgment in court. Each party to the judicial reference proceeding shall bear its own attorneys’ fees and costs in connection with such proceeding.
          (m) Severability. If the referee or any court determines that any provision of this Section is unenforceable for any reason, that provision shall be severed, and judicial reference shall be conducted under the remaining enforceable terms of this Section.
          (n) Statutes of Limitation. Nothing in this Section shall be considered to toll, stay, reduce or extend any applicable statutes of limitations; provided, however, that the Ligand Parties or Slough shall be entitled to commence a legal action which in the good faith determination of such Party(ies) is necessary to preserve their rights under any applicable statute of limitations, provided that such Party shall take no further steps in prosecuting the action until it has complied with the procedures described above.

          (o) Acknowledgement. LIGAND AND SLOUGH ACKNOWLEDGE THAT BY AGREEING TO RESOLVE DISPUTES AS PROVIDED IN THIS SECTION THEY ARE GIVING UP THEIR RESPECTIVE RIGHTS TO HAVE SUCH DISPUTES TRIED BEFORE A JURY.

Ligand’s Initials	Slough’s Initials
[Remainder of Page Intentionally Left Blank]

     4.16Waiver. No waiver by Ligand or Slough of a breach of any of the terms, covenants or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Slough or Ligand hereunder shall be implied from any omissions by the other party to take any actions on account of the default if the default persists or is repeated, and no express waiver shall affect the default other than as specified in the waiver.
     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

LIGAND:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

SLOUGH:

SLOUGH ESTATES USA INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “A”
to
Agreement for Right to Lease
Legal Description of Property
[Lot 14 – 10265 Science Center Drive, San Diego, CA 92122]

EXHIBIT “B”
to
Agreement for Right to Lease
Legal Description of Lot 15
[Lot 15 – 10275 Science Center Drive, San Diego, CA 92122]

EXHIBIT “C”
to
Agreement for Right to Lease
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
LUCE, FORWARD, HAMILTON & SCRIPPS LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
Attn: Robert D. Buell, Esq.
Above Space for Recorder’s Use
MEMORANDUM OF AGREEMENT FOR RIGHT TO LEASE
     THIS MEMORANDUM OF AGREEMENT FOR RIGHT TO LEASE (“Memorandum”) is made and effective as of                     , 2006, by and between SLOUGH ESTATES USA INC., a Delaware corporation (“Slough”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Ligand”), with reference to the facts set forth below.
RECITALS
     A. Concurrently herewith, Ligand is conveying to Slough title to certain real property located in the City of San Diego, County of San Diego, State of California (“Property”). The Property is described on Schedule “1” attached hereto and incorporated herein.
     B. Also concurrently herewith, Slough and Ligand have entered into that certain Agreement for Right to Lease (the “Agreement”) dated                     , 2006, with respect to the lease of all or any improvements or buildings constructed on the Property, on the terms and conditions set forth therein. The Agreement is incorporated herein by this reference.
     NOW THEREFORE in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth herein.
GRANT
     1. Slough hereby grants to Ligand certain rights to lease the Property on the terms and conditions set forth in the Agreement, as amended from time to time. The rights granted by Slough to Ligand are a Right of First Offer and a Right of First Refusal, both as more particularly defined and described in the Agreement. The right to lease the Property pursuant to the Agreement shall continue until the termination of Ligand’s lease of the real property legally described on Schedule “2” hereto.

     2. This Memorandum is being recorded to provide notice to any and all subsequent interests in the Property of the rights and obligations of the parties to the Agreement and is not intended to modify or change the provisions of the Agreement.
     3. Pursuant to Section 2.3 of the Agreement, upon termination of the rights set forth in the Agreement, Ligand shall promptly execute and deliver to Slough a quitclaim deed releasing this Memorandum and all of the rights and obligations under the Agreement.
     4. To the extent of any inconsistency between the Agreement and this Memorandum, the Agreement shall control.
     IN WITNESS WHEREOF, the parties hereto have executed this Memorandum on the date first above written.

SLOUGH:	LIGAND:

SLOUGH ESTATES USA INC., a Delaware corporation	LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE “2”

STATE OF CALIFORNIA	) ss
)
COUNTY OF	)
On                                                              before me,                                                              , personally known personally known to me ( or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(SEAL)

STATE OF CALIFORNIA	) ss
)
COUNTY OF	)
On                                                              before me,                                                              , personally known personally known to me ( or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(SEAL)

STATE OF CALIFORNIA	) ss
)
COUNTY OF	)
On                                                              before me,                                                              , personally known personally known to me ( or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(SEAL)

STATE OF CALIFORNIA	) ss
)
COUNTY OF	)
On                                                              before me,                                                              , personally known personally known to me ( or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	(SEAL)

SCHEDULE “1”
Legal Description of Property
[Lot 14 – 10265 Science Center Drive, San Diego, CA 92122]

SCHEDULE “2”
Legal Description of Lot 15